                                               Filed Pursuant to Rule 424(b)(2)
                                               Registration No.  333-15775


PROSPECTUS SUPPLEMENT
(To Prospectus dated November 21, 1996)
                                  $250,000,000

                                MANOR CARE, INC.
                          MEDIUM-TERM NOTES, SERIES A
                        DUE FROM NINE MONTHS TO 30 YEARS
                               FROM DATE OF ISSUE
                          ---------------------------

    Manor Care, Inc. (the "Company") may offer from time to time its Medium-Term Notes, Series A (the "Notes"), having an aggregate initial offering price not to exceed $250,000,000 (or the equivalent thereof in foreign currencies or currency units), subject to reduction under certain circumstances as a result of the sale of other Securities of the Company under the Prospectus to which this Prospectus Supplement relates. The Notes will constitute senior unsecured obligations of the Company and rank pari passu in right of payment with all present and future senior indebtedness of the Company. The Notes will be effectively subordinated to all existing and future claims of creditors of the Company's subsidiaries. See "Description of Debt Securities--General" in the Prospectus. At August 31, 1996, the Company and its subsidiaries had approximately $537,455,000 of outstanding indebtedness, approximately $110,922,000 of which would have been effectively senior to the Notes.

                                                        (Continued on next page)
                          ---------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT,
       ANY PRICING SUPPLEMENT HERETO OR THE PROSPECTUS. ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                              AGENTS' COMMISSION OR
                   PRICE TO PUBLIC(1)              DISCOUNT(2)              PROCEEDS TO COMPANY(2)(3)
---------------------------------------------------------------------------------------------------------
Per Note........           100%                  .125% -- .750%                99.250% -- 99.875%
---------------------------------------------------------------------------------------------------------
Total...........       $250,000,000          $312,500 -- $1,875,000       $248,125,000 -- $249,687,500
---------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) Unless otherwise indicated in the applicable Pricing Supplement, Notes will be sold at 100% of their principal amounts.

(2) The Company will pay Lehman Brothers, Lehman Brothers Inc., Chase Securities Inc., Deutsche Morgan Grenfell Inc., Dillon, Read & Co. Inc. and NationsBanc Capital Markets, Inc. (each an "Agent," and, collectively, the "Agents") a commission ranging from .125% to .750% of the principal amount of any Note, depending on its Stated Maturity, sold through such Agent. Any Agent, acting as principal, may also purchase Notes at a discount for resale to one or more investors or one or more broker-dealers (acting as principal for purposes of resale) at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, or, if so agreed, at a fixed public offering price. The Company has agreed to reimburse the Agents for certain expenses. The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under applicable federal and state securities laws.

(3) Before deducting offering expenses payable by the Company estimated at $505,758.
                          ---------------------------

    The Notes are offered on a continuing basis by the Company through the Agents, each of which has agreed to use its reasonable efforts to solicit offers to purchase the Notes. The Company has reserved the right to sell Notes directly to investors on its own behalf, and on such sales no commissions will be paid. The Notes will not be listed on any securities exchange, and there can be no assurance that the Notes will be sold or that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or the Agent that solicits an offer to purchase may reject any such offer to purchase Notes in whole or in part. See "Supplemental Plan of Distribution."

LEHMAN BROTHERS
          CHASE SECURITIES INC.
                    DEUTSCHE MORGAN GRENFELL
                              DILLON, READ & CO. INC.
                                       NATIONSBANC CAPITAL MARKETS, INC.

November 22, 1996

(from preceding page)

     The Notes will be offered in varying maturities from nine months to 30 years from their dates of issue and may be subject to redemption at the option of the Company or repayment at the option of the Holder, in each case, in whole or in part prior to the maturity date thereof (as further defined below, the "Stated Maturity") as set forth in a Pricing Supplement to this Prospectus Supplement (a "Pricing Supplement"). Each Note will be denominated in U.S. dollars unless other currencies or currency units (the "Specified Currency") are designated in the applicable Pricing Supplement (the "Multi-Currency Notes"). See "Special Provisions Relating to Multi-Currency Notes" and "Risk Factors--Foreign Currency Risks." The Notes may be issued as "Amortizing Notes," "Original Issue Discount Notes," "Reset Notes," "Currency Indexed Notes" or "Commodity Indexed Notes." See "Description of Notes."

     Each Note will bear interest at a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain Notes issued at a price representing a discount from the principal amount payable at maturity (a "Zero-Coupon Note"), or at a variable rate (a "Floating Rate Note") determined by reference to the Commercial Paper Rate, CD Rate, Federal Funds Rate, CMT Rate, 11th District Cost of Funds Rate, Kenny Rate, LIBOR, Prime Rate or Treasury Rate or such other interest rate formula (the "Interest Rate Basis") as may be indicated in the applicable Pricing Supplement, as adjusted by a Spread or Spread Multiplier, if any, applicable to such Notes. See "Description of Notes." Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be payable semi-annually on each June 15 and December 15 (each an "Interest Payment Date" with respect to such Fixed Rate Notes) and at Stated Maturity. Interest on Floating Rate Notes will be payable on the dates indicated in the applicable Pricing Supplement (each an "Interest Payment Date" with respect to such Floating Rate Notes).

     Each Note will be represented by either a global Security (a "Global Security" or "Book-Entry Note") registered in the name of a nominee of The Depository Trust Company ("DTC") or another depositary (DTC or such other depositary as is indicated in the applicable Pricing Supplement is referred to herein as the "U.S. Depositary"), unless the applicable Pricing Supplement indicates that certificates will be issued in definitive form (a "Certificated Note"). Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the U.S. Depositary and its participants. Owners of beneficial interests in Book-Entry Notes will be entitled to physical delivery of Certificated Notes only under the limited circumstances described herein. See "Description of Notes--Book-Entry System." Unless otherwise indicated in the applicable Pricing Supplement, Notes denominated in U.S. dollars will be issued in denominations of $1,000 and any integral multiple thereof. If the Notes are to be issued in a foreign currency or units of a foreign composite currency, the authorized denominations and currency exchange rate information will be set forth in the applicable Pricing Supplement.

     IN CONNECTION WITH THIS OFFERING, THE AGENTS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                USE OF PROCEEDS

     Unless otherwise indicated in the applicable Pricing Supplement, the Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, which may include capital expenditures, possible acquisitions, repurchase of the Company's stock, payment of other debt and such other purposes as may be stated in any Pricing Supplement.

                              DESCRIPTION OF NOTES

     THE FOLLOWING DESCRIPTION OF THE PARTICULAR TERMS OF THE NOTES OFFERED HEREBY SUPPLEMENTS AND, TO THE EXTENT INCONSISTENT THEREWITH REPLACES, THE DESCRIPTION OF THE GENERAL TERMS AND PROVISIONS OF THE DEBT SECURITIES (AS DEFINED IN THE ACCOMPANYING PROSPECTUS) SET FORTH UNDER THE HEADING "DESCRIPTION OF DEBT SECURITIES" IN THE ACCOMPANYING PROSPECTUS, TO WHICH DESCRIPTION REFERENCE IS HEREBY MADE. THE PROVISIONS OF THE NOTES SUMMARIZED HEREIN WILL APPLY TO EACH NOTE UNLESS OTHERWISE INDICATED IN THE APPLICABLE PRICING SUPPLEMENT. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS SPECIFIED IN THE INDENTURE AND/OR THE NOTES.

GENERAL

     The Notes offered hereby will be issued under the Indenture referred to in the accompanying Prospectus. The summary contained herein of certain provisions of the Notes does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture and the forms of Notes, each of which has been filed as an exhibit to the Registration Statement (the "Registration Statement"), of which the accompanying Prospectus is a part, to which exhibits reference is hereby made.

     The Notes constitute a single series for purposes of the Indenture and are limited to an aggregate initial offering price of U.S. $250,000,000 (or the equivalent thereof in the Specified Currency, calculated on the applicable trade date). Unless otherwise indicated in the applicable Pricing Supplement, currency amounts in this Prospectus Supplement, the accompanying Prospectus and any Pricing Supplement are stated in United States dollars ("$", "dollars" or "U.S. $").

     The Notes will constitute unsecured and unsubordinated indebtedness of the Company and will rank on a parity with the Company's other unsecured and unsubordinated indebtedness.

     The Notes are offered on a continuing basis and will mature on a Business Day (as defined below) from nine months to 30 years from their date of issue, as selected by the initial purchaser and agreed to by the Company, and may be subject to redemption at the option of the Company or repayment at the option of the Holder prior to Maturity. See "Redemption and Repayment" below. Floating Rate Notes will mature on an Interest Payment Date specified in the Pricing Supplement applicable thereto.

     Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be denominated in U.S. dollars, and payments of principal of, premium, if any, and any interest on the Notes will be made in U.S. dollars. If any of the Notes are to be denominated other than in U.S. dollars, or if the principal of, or premium, if any, or any interest on any of the Notes is to be payable at the option of the Holder or the Company in a currency or composite currency unit other than that in which such Notes are denominated, the applicable Pricing Supplement will provide additional information, including authorized denominations and applicable exchange rate information pertaining to the terms of such Notes and certain other matters of interest to the Holders thereof. See "Special Provisions Relating to Multi-Currency Notes."

     Each Note will be issued initially as a Book-Entry Note unless the applicable Pricing Supplement indicates such issuance as a Certificated Note. Except as set forth under "Book-Entry System" below, Book-Entry Notes will not be issuable in certificated form. Unless otherwise specified in the applicable Pricing Supplement or as provided below with respect to Multi-Currency Notes, Notes will be issued in denominations of $1,000 and any integral multiple thereof.

     Payments of interest and principal (and premium, if any) to Beneficial Owners (as defined below) of Book-Entry Notes are expected to be made in accordance with the U.S. Depositary's and its participants' procedures in effect from time to time as described below under "Book-Entry System."

     Unless otherwise specified in the applicable Pricing Supplement, payments of interest and, in the case of Amortizing Notes, principal, with respect to any Certificated Note (other than interest and, in the case of Amortizing Notes, principal payable at Stated Maturity) will be made by mailing a check to the Holder at the address of such Holder appearing on the Security Register for the Notes on the applicable Regular Record Date (as defined below). Notwithstanding the foregoing, at the option of the Company, all payments of interest and, in the case of Amortizing Notes, principal on the Notes may be made by wire transfer of immediately available funds to an account at a bank located within the United States as designated by each Holder not less than 15 calendar days prior to the applicable Interest Payment Date. In the event that payment is so made in accordance with instructions of the Holder, such wire transfer shall be deemed to constitute full and complete payment of such interest and principal on the Notes. Payment of the principal of (and premium, if any) and interest due with respect to any Certificated Note at Maturity will be made in immediately available funds upon surrender of such Note at the principal office of the Trustee in the Borough of Manhattan, The City of New York accompanied by wire transfer instructions, provided that the Certificated Note is presented to the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures.

     Notwithstanding anything in this Prospectus Supplement to the contrary, unless otherwise specified in the applicable Pricing Supplement, if a Note is an Original Issue Discount Note, the amount payable on such Note in the event the principal thereof is declared to be due and payable immediately as described in the accompanying Prospectus under "Description of Debt Securities--Events of Default, Notice and Waiver" or in the event of the redemption or repayment thereof prior to its Stated Maturity shall be the Amortized Face Amount of such Note as of the date of declaration, redemption or repayment, as the case may be. The "Amortized Face Amount" of an Original Issue Discount Note shall be the amount equal to (i) the principal amount of such Note multiplied by the Issue Price set forth in the applicable Pricing Supplement plus (ii) the portion of the difference between the dollar amount determined pursuant to the preceding clause (i) and the principal amount of such Note that has accreted at the yield to maturity set forth in the Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, redemption or repayment, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

     The Pricing Supplement relating to each Note will describe, among other things, the following items: (i) the Specified Currency with respect to such Note (and, if such Specified Currency is other than U.S. dollars, certain other terms relating to such Note, including the authorized denominations); (ii) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (iii) the date on which such Note will be issued (the "Original Issue Date"); (iv) the date on which such Note will mature (the "Stated Maturity") and whether the Stated Maturity may be extended by the Company, and if so, the Extension Periods and the Final Maturity Date (each as defined below); (v) whether such Note is a Fixed Rate Note or a Floating Rate Note; (vi) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, the Interest Payment Date or Dates, if different from those set forth below under "Fixed Rate Notes" and whether such rate may be changed by the Company prior to Stated Maturity; (vii) if such Note is a Floating Rate Note, the Initial Interest Rate, the Interest Rate Basis, the Interest Reset Dates, the Interest Payment Dates, the Index Maturity, the maximum interest rate, if any, the minimum interest rate, if any, the Spread, if any, the Spread Multiplier, if any (all as defined herein), and any other terms relating to the particular method of calculating the interest rate for such Note, and whether any such Spread and/or Spread Multiplier may be changed by the

Company prior to Stated Maturity; (viii) whether such Note is an Original Issue Discount Note, and if so, the yield to maturity; (ix) whether such Note is a Currency Indexed Note or a Commodity Indexed Note and if so, the specific terms thereof; (x) whether such Note is an Amortizing Note (as defined below), and if so, the basis or formula for the amortization of principal and/or interest and the payment dates for such periodic principal payments; (xi) the regular record date or dates (each a "Regular Record Date") if other than as set forth below;
(xii) whether such Note may be redeemed at the option of the Company, or repaid at the option of the Holder, prior to Stated Maturity and, if so, the provisions relating to such redemption or repayment; (xiii) whether such Note will be issued initially as a Book-Entry Note or a Certificated Note; and (xiv) any other terms of such Note not inconsistent with the provisions of the Indenture.

     Certificated Notes may be presented for registration of transfer or exchange at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York.

All percentages resulting from any calculation with respect to any Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on any Notes will be rounded to the nearest cent with one half cent being rounded upward.

     As used herein, "Business Day" means, unless otherwise specified in the applicable Pricing Supplement, any Monday, Tuesday, Wednesday, Thursday or Friday that in The City of New York is not a day on which banking institutions are authorized or required by law, regulation or executive order to close and, with respect to Notes as to which LIBOR (as defined below) is the applicable Interest Rate Basis (as defined below), is also a London Business Day, provided, however, that with respect to any Specified Currency, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the principal financial center of the country of such Specified Currency (or, in the case of ECUs, is not a day designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs shall not be made). As used herein, "London Business Day" means any day (a) if the Designated LIBOR Currency is other than the ECU, on which dealings in deposits in such Designated LIBOR Currency are transacted in the London interbank market or (b) if the Designated LIBOR Currency is the ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs shall not be made.

     The Notes are referred to in the accompanying Prospectus as a series of "Debt Securities." For a description of the rights attaching to different series of Debt Securities under the Indenture, see "Description of Debt Securities" in the Prospectus. Unless otherwise indicated in the applicable Pricing Supplement, the Notes will have the terms described below.

INTEREST AND INTEREST RATES

     Each Note (other than certain Original Issue Discount Notes) will bear interest from and including its Original Issue Date or from and including the most recent Interest Payment Date with respect to which interest on such Note has been paid or duly provided for, at a fixed rate per annum or at a rate per annum determined pursuant to an Interest Rate Basis, stated therein and in the applicable Pricing Supplement, that may be adjusted by a Spread and/or Spread Multiplier, until the principal thereof is paid or made available for payment. Unless otherwise set forth in the applicable Pricing Supplement, interest shall accrue on any overdue principal and on any overdue installment of interest (to the extent that the payment of such interest is legally enforceable) at the rate set forth on the face of the Note. Unless otherwise set forth in the applicable Pricing Supplement, interest will be payable on each Interest Payment Date and at Maturity. "Maturity" means the date on which the principal of a Note becomes due and payable in full in accordance with its terms and the terms of the Indenture, whether at Stated Maturity, upon acceleration, redemption, repayment or otherwise. Interest (other than defaulted interest which may be paid on a special record date) will be payable to the Holder at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided, however, that the first payment of interest on any Note originally issued between a Regular Record

Date and the next Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder of record as of such next succeeding Regular Record Date. Notwithstanding the foregoing, interest payable at Maturity will be payable to the person to whom principal shall be payable.

     Interest rates, interest rate formulae and other variable terms of the Notes are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company. Unless otherwise indicated in the applicable Pricing Supplement, the Interest Payment Dates and the Regular Record Dates for Fixed Rate Notes shall be as described below under "Fixed Rate Notes." The Interest Payment Dates for Floating Rate Notes shall be as indicated in the applicable Pricing Supplement, and unless otherwise indicated in the applicable Pricing Supplement, each Regular Record Date for a Floating Rate Note will be the fifteenth day (whether or not a Business Day) preceding each Interest Payment Date.

     Each Note (other than a Zero-Coupon Note) will bear interest at either (a) a fixed rate or (b) a floating rate determined by reference to an Interest Rate Basis which may be adjusted by a Spread and/or Spread Multiplier. Any Floating Rate Note may also have either or both of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period, and (ii) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period. The applicable Pricing Supplement relating to each Note will designate either a fixed rate of interest per annum on the applicable Fixed Rate Note or one or more of the following Interest Rate Bases as applicable to the relevant Floating Rate Note: (a) the CD Rate, in which case such Note will be a "CD Rate Note," (b) the Commercial Paper Rate, in which case such Note will be a "Commercial Paper Rate Note," (c) the Federal Funds Rate, in which case such Note will be a "Federal Funds Rate Note," (d) LIBOR, in which case such Note will be a "LIBOR Note," (e) the Treasury Rate, in which case such Note will be a "Treasury Rate Note," (f) the Prime Rate, in which case such Note will be a "Prime Rate Note," (g) the CMT Rate, in which case such Note will be a "CMT Rate Note," (h) the 11th District Cost of Funds Rate, in which case such Note will be an "11th District Cost of Funds Rate Note," (i) the Kenny Rate, in which case such Note will be a "Kenny Rate Note," or (j) such other Interest Rate Basis as is set forth in such Pricing Supplement.

     Notwithstanding the determination of the interest rate as provided below, the interest rate on the Notes for any interest period shall not be greater than the maximum interest rate, if any, or less than the minimum interest rate, if any, specified in the applicable Pricing Supplement. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York or other applicable law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested.

FIXED RATE NOTES

     Unless otherwise specified in the applicable Pricing Supplement, each Fixed Rate Note (other than certain Original Issue Discount Notes) will bear interest from its date of issue at the annual rate stated on the face thereof, as specified in the applicable Pricing Supplement. Payments of interest on any Fixed Rate Note with respect to any Interest Payment Date will include interest accrued from and including the Original Issue Date, or from and including the next preceding Interest Payment Date, to but excluding the applicable Interest Payment Date or Maturity. Fixed Rate Notes may bear one or more annual rates of interest during the periods or under the circumstances specified therein and in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for Fixed Rate Notes (other than Amortizing Notes) will be semi-annual on each June 15 and December 15 and at Maturity, and the Regular Record Dates will be each June 1 and December 1 (whether or not a Business Day). Unless otherwise specified in the applicable Pricing Supplement, payments of principal and interest on

Fixed Rate Amortizing Notes will be made either quarterly on each March 15, June 15, September 15 and December 15, or semi-annually on each June 15 and December 15, as set forth in the applicable Pricing Supplement, and at Maturity. Unless otherwise specified in the applicable Pricing Supplement, Regular Record Dates with respect to Fixed Rate Amortizing Notes will be the 15th day (whether or not a Business Day) next preceding each Interest Payment Date. If any Interest Payment Date or the Maturity for any Fixed Rate Note is a day that is not a Business Day, all payments to be made on such day will be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no additional interest shall be payable as a result of such delayed payment.

     Payments with respect to Fixed Rate Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Fixed Rate Amortizing Note will be provided to the original purchaser thereof and will be available, upon request, to subsequent Holders.

FLOATING RATE NOTES

     The interest rate on each Floating Rate Note will be equal to either (i) the interest rate calculated by reference to the specified Interest Rate Basis plus or minus the Spread, if any, or (ii) the interest rate calculated by reference to the specified Interest Rate Basis multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) specified in the applicable Pricing Supplement as being applicable to such Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to such Note. The applicable Pricing Supplement will specify the Interest Rate Basis and the Spread or Spread Multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each Floating Rate Note. In addition, such Pricing Supplement will contain particulars as to the Calculation Agent (unless otherwise specified in the applicable Pricing Supplement, the Trustee (in such capacity, the "Calculation Agent")), Index Maturity, Original Issue Date, interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date set forth in the applicable Pricing Supplement (the "Initial Interest Rate"), Interest Determination Dates, Interest Payment Dates, Regular Record Dates and Interest Reset Dates with respect to such Note.

     Except as provided below or in the applicable Pricing Supplement, interest on Floating Rate Notes, including Floating Rate Amortizing Notes, will be payable, (i) in the case of Floating Rate Notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified on the face thereof and in the applicable Pricing Supplement; (ii) in the case of Floating Rate Notes, including Floating Rate Amortizing Notes, that reset quarterly, on the third Wednesday of March, June, September and December of each year; (iii) in the case of Floating Rate Notes, including Floating Rate Amortizing Notes, that reset semi-annually, on the third Wednesday of each of two months of each year specified on the face thereof and in the applicable Pricing Supplement; and
(iv) in the case of Floating Rate Notes, including Floating Rate Amortizing Notes, that reset annually, on the third Wednesday of one month of each year specified on the face thereof and in the applicable Pricing Supplement (each such day being an "Interest Payment Date") and, in each case, at Maturity. If any Interest Payment Date, other than Maturity, for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding London Business Day. If the Maturity for any Floating Rate Note falls on a day that is not a Business Day, payment of principal, premium, if any, and interest with respect to such Note will be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no additional interest shall be payable as a result of such delayed payment.

The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (such period being the "Reset Period" for such Note, and the first day of each Reset Period being an "Interest Reset Date"), as specified in the applicable Pricing Supplement. The Interest Reset Dates will be, in the case of Floating Rate Notes which reset daily, each Business Day; in the case of

Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week, except as provided below; in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month (with the exception of monthly reset 11th District Cost of Funds Rate Notes, which will reset on the first calendar day of the month); in the case of Floating Rate Notes which reset quarterly, the third Wednesday of each March, June, September and December; in the case of Floating Rate Notes which reset semi-annually, the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year specified in the applicable Pricing Supplement; provided, however, that the interest rate in effect from and including the date of issue to but excluding the first Interest Reset Date with respect to a Floating Rate Note will be the Initial Interest Rate (as set forth in the applicable Pricing Supplement). If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day for such Floating Rate Note, the Interest Reset Date for such Floating Rate Note shall be postponed to the next day that is a Business Day for such Floating Rate Note, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding London Business Day. Each adjusted rate shall be applicable on and after the Interest Reset Date to which it relates, to, but not including, the next succeeding Interest Reset Date or until the Stated Maturity or the date of redemption, as the case may be.

     The interest rate for each Reset Period will be the rate determined by the Calculation Agent on the Calculation Date (as defined below) pertaining to the Interest Determination Date pertaining to the Interest Reset Date for such Reset Period. Unless otherwise specified in the applicable Pricing Supplement, the "Interest Determination Date" pertaining to an Interest Reset Date for (a) a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"),
(b) a Federal Funds Rate Note (the "Federal Funds Interest Determination Date"),
(c) a CD Rate Note (the "CD Interest Determination Date"), (d) a Prime Rate Note (the "Prime Interest Determination Date"), (e) a CMT Rate Note (the "CMT Interest Determination Date"), or (f) a Kenny Rate Note (the "Kenny Rate Interest Determination Date") will be the second Business Day prior to such Interest Reset Date. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for an 11th District Cost of Funds Rate Note (the "11th District Interest Determination Date") will be the last Business Day of the month immediately preceding such Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below). Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Business Day immediately preceding such Interest Reset Date. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Reset Period commencing in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date" pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after the Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

     "Index Maturity" means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, payments with respect to Floating Rate Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Floating Rate

Amortizing Note will be provided to the original purchaser thereof and will be available, upon request, to subsequent Holders.

     Unless otherwise indicated in the applicable Pricing Supplement, interest on Floating Rate Notes will accrue from and including the date of issue or from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for, as the case may be, to but excluding the Interest Payment Date or Maturity, as the case may be. With respect to Floating Rate Notes, accrued interest is calculated by multiplying the face amount of a Note by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day from and including the date of issue, or from and including the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. The interest factor for each such day (unless otherwise specified) is computed by dividing the interest rate applicable to such day by 360, in the case of Commercial Paper Rate Notes, CD Rate Notes, 11th District Cost of Funds Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes or by the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes, or by 365 days in the case of Kenny Rate Notes.

     The Calculation Agent shall calculate the interest rate on the Floating Rate Notes, as provided below. The Calculation Agent will, upon the request of the Holder of any Floating Rate Note, provide the interest rate then in effect and, if then determined, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to such Note. The Trustee shall act as the initial Calculation Agent for the Notes. For purposes of calculating the rate of interest payable on Floating Rate Notes, the Company will enter into an agreement with the Calculation Agent. The Calculation Agent's determination of any interest rate shall be final and binding in the absence of manifest error.

  Commercial Paper Rate Notes

     Each Commercial Paper Rate Note will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in the Commercial Paper Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors ("H.15(519)") under the heading "Commercial Paper." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date shall be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate for such Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity designated in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Commercial Paper Rate in effect immediately prior to such Commercial Paper Interest Determination Date.

     "Money Market Yield" shall be a yield (expressed as a percentage rounded, if necessary, to the nearest one hundred-thousandth of a percent) calculated in accordance with the following formula:

                       Money Market Yield =      D X 360        X 100
                                              360 - (D X M )

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which accrued interest is being calculated.

  CD Rate Notes

     Each CD Rate Note will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified in the CD Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "Cds (Secondary Market)." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, then the CD Rate with respect to such CD Interest Determination Date shall be the rate on such CD Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the CD Rate on such CD Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate with respect to such CD Interest Determination Date will be the CD Rate in effect immediately prior to such CD Interest Determination Date.

  CMT Rate Notes

     Each CMT Rate Note will bear interest at the interest rate (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) specified in the CMT Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "CMT Rate" means, with respect to any CMT Interest Determination Date, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "... Treasury Constant Maturities... Federal Reserve Board Release H.15... Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the applicable CMT Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate for such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate for such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity

Index) for the CMT Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate for the CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect immediately prior to such CMT Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as published in H.15(519)), for the purpose of displaying Treasury Constant Maturities as published in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the Treasury Notes (either one, two, three, five, seven, ten, twenty or thirty years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be two years.

  Federal Funds Rate Notes

     Each Federal Funds Rate Note will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, then the Federal Funds Rate with respect to such Federal Funds Interest Determination Date shall be the rate on such Federal Funds Interest Determination Date as published in

Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Federal Funds Rate with respect to such Federal Funds Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean (each as rounded, if necessary, to the nearest one hundred-thousandth of a percent) of the rates as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will be the Federal Funds Rate in effect immediately prior to such Federal Funds Interest Determination Date.

  11th District Cost of Funds Rate Notes

     Each 11th District Cost of Funds Rate Note will bear interest at the interest rate (calculated with reference to the 11th District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the 11th District Cost of Funds Rate Note and in the Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "11th District Cost of Funds Rate" means, with respect to any 11th District Interest Determination Date, the rate equal to the monthly weighted average cost of funds for the calendar month preceding such 11th District Interest Determination Date as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such 11th District Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related 11th District Interest Determination Date, the 11th District Cost of Funds Rate for such 11th District Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such 11th District Interest Determination Date, then the 11th District Cost of Funds Rate for such 11th District Interest Determination Date will be the 11th District Cost of Funds Rate in effect immediately prior to such 11th District Interest Determination Date.

  Kenny Rate Notes

     Each Kenny Rate Note will bear interest at the interest rate (calculated with reference to the Kenny Rate and the Spread and/or Spread Multiplier, if
any) specified in the applicable Kenny Rate Note and in the Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Kenny Rate" means, with respect to any Kenny Rate Interest Determination Date, the high grade weekly index (the "Weekly Index") on such date made available by Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index is, and shall be, based upon 30 day yield evaluations at par of bonds, the interest on which is exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five high grade component issuers selected by Kenny which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by Kenny in its discretion. The bonds on which the Weekly Index is based shall not include any bonds on which the interest is subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. In the event Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Corporation in respect of issuers most closely resembling the high grade component issuers selected by Kenny for its Weekly Index, the interest on which is (A) variable on a weekly basis, (B) exempt from Federal income taxation under the Code, and (C) not subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such successor indexing agent is not available, the rate for any Kenny Rate Interest Determination Date shall be 67% of the rate determined if the Treasury Rate option had been originally selected.

  LIBOR Notes

     Each LIBOR Note will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in the LIBOR Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "LIBOR" means, with respect to any LIBOR Interest Determination Date, the rate determined in accordance with the following provisions:

          (i) With respect to any LIBOR Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified in the Note and the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Designated LIBOR Currency (as defined below) having the Index Maturity designated in the Note and the applicable Pricing Supplement, commencing on the second London Business Day immediately following the LIBOR Interest Determination Date, which appear on the Designated LIBOR Page specified in the Note and the applicable Pricing Supplement as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the Note and the applicable Pricing Supplement, the rate for deposits in the Designated LIBOR Currency (as defined below) having the Index Maturity designated in the Note and the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appears on the Designated LIBOR Page specified in the Note and the applicable Pricing Supplement as of 11:00 A.M. London time on that LIBOR Interest Determination Date. Notwithstanding the foregoing, if fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the specified Designated LIBOR Page with respect to LIBOR Reuters by its terms provides only for a single rate, in which case such single rate shall be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Telerate, whichever may be applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

          (ii) With respect to any LIBOR Interest Determination Date on which fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Telerate, as the case may be, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent to provide the Calculation Agent with its offered rate quotation for deposits in the Designated LIBOR Currency (as defined below) for the period of the Index Maturity designated in the Note and the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market as of 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted as of 11:00 A.M. in the applicable Principal Financial Center (as defined below), on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading banks, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, having the Index Maturity designated in the Note and the applicable Pricing Supplement in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Interest Determination Date will be LIBOR in effect immediately prior to such LIBOR Interest Determination Date.

     "Designated LIBOR Currency" means, with respect to any LIBOR Note, the currency (including a composite currency), if any, designated in the Note and the applicable Pricing Supplement as the Designated LIBOR Currency. If no such currency is designated in the Note and the applicable Pricing Supplement, the Designated LIBOR Currency shall be U.S. dollars.

     "Designated LIBOR Page" means either (a) the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Designated LIBOR Currency (if "LIBOR Reuters" is designated in the Note and the applicable Pricing Supplement), or (b) the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Designated LIBOR Currency (if "LIBOR Telerate" is designated in the Note and the applicable Pricing Supplement). If neither LIBOR Reuters nor LIBOR Telerate is specified in the Note and applicable Pricing Supplement, LIBOR for the applicable Designated LIBOR Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Designated LIBOR Currency, page 3750) had been chosen.

     "Principal Financial Center" means, with respect to any LIBOR Note, unless otherwise specified in the Note and the applicable Pricing Supplement, the capital city of the country that issues as its legal tender the Designated LIBOR Currency of such Note, except that with respect to U.S. dollars and ECUs, the Principal Financial Center shall be The City of New York and Brussels, respectively.

  Prime Rate Notes

     Each Prime Rate Note will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if
any) specified in the Prime Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Prime Interest Determination Date, the rate set forth on such date in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate with respect to such Prime Interest Determination Date shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page as such bank's prime rate or base lending rate as in effect for that Prime Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME 1 Page for the Prime Interest Determination Date, the Prime Rate with respect to such Prime Interest Determination Date shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent. If fewer than two quotations are provided, the Prime Rate with respect to such Prime Interest Determination Date shall be determined on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least U.S. $500 million and being subject to supervision or examination by Federal or state authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the appropriate number of substitute banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Interest Determination Date will be the Prime Rate in effect immediately prior to such Prime Interest Determination Date. "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on the Reuters Monitor Money Rate Service (or such other page as may replace the USPRIME 1 page on the service for the purpose of displaying the prime rate or base lending rate of major banks).

  Treasury Rate Notes

     Each Treasury Rate Note will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if
any) specified in the Treasury Rate Note and in the applicable Pricing
Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading, "Treasury bills--auction average (investment)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the average auction rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that such rate is not available by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, or if no such auction is held in a particular week, then the Treasury Rate with respect to such Treasury Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary U.S. government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will be the Treasury Rate in effect immediately prior to such Treasury Interest Determination Date.

CURRENCY INDEXED NOTES

  General

     The Company may from time to time offer Notes, the principal amount payable at Maturity and/or the interest rate of which is determined by a formula which makes reference to the rate of exchange between one currency ("Currency I") and another currency ("Currency II;" together with Currency I, the "Selected Currencies," both as specified in the applicable Pricing Supplement), neither of which need be the Specified Currency of such Notes (the "Currency Indexed Notes"). Unless otherwise specified in the applicable Pricing Supplement, Holders of Currency Indexed Notes will be entitled to receive (i) an amount in respect of principal equal to the principal amount of the Currency Indexed Notes plus an adjustment, which may be negative or positive, based on the change in the relationship between Selected Currencies or (ii) an amount of interest calculated at the stated rate of interest on the Currency Indexed Notes plus an adjustment, which may be negative or positive, based on the change in the relationship between the Selected Currencies, in each case determined as described below under "Payment of Principal and Interest." As specified in the applicable Pricing Supplement, the exchange rate designated as the base exchange rate (the "Base Exchange Rate") will be the initial rate at which Currency I can be exchanged for Currency II and from which the change in such exchange rate will be measured.

  Payment of Principal and Interest

     Unless otherwise specified in the applicable Pricing Supplement, the payment of principal at Maturity and interest on each Interest Payment Date (until the payment thereof is paid or made available for payment) will be payable in the Specified Currency in amounts calculated in the manner described below.

     Unless otherwise specified in the applicable Pricing Supplement, principal at Maturity, if indexed, will be payable in an amount equal to the principal amount of the Currency Indexed Note, plus or minus an amount determined by reference to the difference between the Base Exchange Rate specified in the applicable Pricing Supplement and the rate at which Currency I can be exchanged for Currency II on the second Business Day prior to the Maturity (the "Determination Date") of such Currency Indexed Note, as determined by the determination agent specified in the applicable Pricing Supplement (the "Determination Agent"). Unless otherwise specified in the applicable Pricing Supplement, the interest payable on any Interest Payment Date, if indexed, will be payable in an amount equal to the stated interest rate of the Currency Indexed Note, plus or minus a rate adjustment determined by reference to the difference between the Base Exchange Rate specified in the applicable Pricing Supplement and the rate at which Currency I can be exchanged for Currency II on the second Business Day prior to the Interest Payment Date (the "Indexed Interest Determination Date") of such Currency Indexed Note, as determined by the Determination Agent, applied to the average principal amount outstanding of such Note for the period being measured. For the purpose of this section, such rate of exchange on the Determination Date or the Indexed Interest Determination Date, as the case may be, will be the average of quotations for settlement on the Maturity Date or the relevant Interest Payment Date, as the case may be, obtained by the Determination Agent from three Reference Dealers in The City of New York at approximately 11:00 A.M., New York City time, on either the Determination Date or the relevant Indexed Interest Determination Date, as the case may be.

     The formulas to be used by the Determination Agent to determine the principal amount and/or the stated interest rate of a Currency Indexed Note payable at Maturity or on any Interest Payment Date will be specified in the applicable Pricing Supplement by reference to the appropriate formula and will be as follows:

  Principal

     A. If principal is to increase when the Spot Rate exceeds the Base Exchange Rate, and if principal is to decrease when the Spot Rate is less than the Base Exchange Rate, the formula to determine the principal amount of a Currency Indexed Note payable at Maturity shall equal:

 Principal Amount + (Principal Amount X F X [Spot Rate -- Base Exchange Rate])
                                                      Spot Rate

     To determine the "Spot Rate" for use in this formula, each Reference Dealer's quotation will be the rate at which such Reference Dealer will sell Currency I in exchange for a single unit of Currency II.

     B. If principal is to increase when the Base Exchange Rate exceeds the Spot Rate, and if principal is to decrease when the Base Exchange Rate is less than the Spot Rate, the formula to determine the principal amount of a Currency Indexed Note payable at Maturity shall equal:

 Principal Amount + (Principal Amount X F X [Base Exchange Rate -- Spot Rate])
                                                      Spot Rate

     To determine the "Spot Rate" for use in this formula, each Reference Dealer's quotation will be the rate at which such Reference Dealer will purchase Currency I in exchange for a single unit of Currency II.

  Interest

     A. If interest is to increase when the Spot Rate exceeds the Base Exchange Rate, and if interest is to decrease when the Spot Rate is less than the Base Exchange Rate, the formula to determine the interest rate payable on any Interest Payment Date on a Currency Indexed Note shall equal:

          Stated Interest Rate + F X (Spot Rate -- Base Exchange Rate)
                                              Spot Rate

     To determine the "Spot Rate" for use in this formula, each Reference Dealer's quotation will be the rate at which such Reference Dealer will sell Currency I in exchange for a single unit of Currency II.

     B. If interest is to increase when the Base Exchange Rate exceeds the Spot Rate, and if interest is to decrease when the Base Exchange Rate is less than the Spot Rate, the formula to determine the interest rate payable on any Interest Payment Date on a Currency Indexed Note shall equal:

          Stated Interest Rate + F X (Base Exchange Rate -- Spot Rate)
                                              Spot Rate

     To determine the "Spot Rate" for use in this formula, each Reference Dealer's quotation will be the rate at which such Reference Dealer will purchase Currency I in exchange for a single unit of Currency II.

     In each of the above formulas "F" will be the leverage factor, if any, used in such formula.

     AN INVESTMENT IN NOTES INDEXED, AS TO PRINCIPAL OR INTEREST OR BOTH, TO ONE OR MORE VALUES OF CURRENCY INDICES (INCLUDING EXCHANGE RATES BETWEEN CURRENCIES) ENTAILS SIGNIFICANT RISKS THAT ARE NOT ASSOCIATED WITH SIMILAR INVESTMENTS IN A CONVENTIONAL FIXED-RATE DEBT SECURITY. IF THE INTEREST RATE OF SUCH A NOTE IS SO INDEXED, IT MAY RESULT IN AN INTEREST RATE THAT IS LESS THAN THAT PAYABLE ON A CONVENTIONAL FIXED-RATE DEBT SECURITY ISSUED AT THE SAME TIME, INCLUDING THE POSSIBILITY THAT NO INTEREST WILL BE PAID, AND, IF THE PRINCIPAL AMOUNT OF SUCH A NOTE IS SO INDEXED, THE PRINCIPAL AMOUNT PAYABLE AT MATURITY MAY BE LESS THAN THE ORIGINAL PURCHASE PRICE OF SUCH NOTE IF ALLOWED PURSUANT TO THE TERMS OF SUCH NOTE, INCLUDING THE POSSIBILITY THAT NO PRINCIPAL WILL BE PAID. THE SECONDARY MARKET FOR SUCH NOTES WILL BE AFFECTED BY A NUMBER OF FACTORS, INDEPENDENT OF THE CREDITWORTHINESS OF THE COMPANY AND THE VALUE OF THE APPLICABLE CURRENCY INDEX, INCLUDING THE VOLATILITY OF THE APPLICABLE CURRENCY INDEX, THE TIME REMAINING TO THE MATURITY OF SUCH NOTES, THE AMOUNT OUTSTANDING OF SUCH NOTES AND MARKET INTEREST RATES. THE VALUE OF THE APPLICABLE CURRENCY INDEX DEPENDS ON A NUMBER OF INTERRELATED FACTORS, INCLUDING ECONOMIC, FINANCIAL AND POLITICAL EVENTS, OVER WHICH THE COMPANY HAS NO CONTROL. ADDITIONALLY, IF THE FORMULA USED TO DETERMINE THE PRINCIPAL AMOUNT OR INTEREST PAYABLE WITH RESPECT TO SUCH NOTES CONTAINS A MULTIPLE OR LEVERAGE FACTOR, THE EFFECT OF ANY CHANGE IN THE APPLICABLE CURRENCY INDEX MAY BE INCREASED. THE HISTORICAL EXPERIENCE OF THE RELEVANT CURRENCY INDICES SHOULD NOT BE TAKEN AS AN INDICATION OF FUTURE PERFORMANCE OF SUCH CURRENCY INDICES DURING THE TERM OF ANY NOTE. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN SUCH NOTES AND THE SUITABILITY OF SUCH NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

COMMODITY INDEXED NOTES

     The Pricing Supplement relating to a Commodity Indexed Note will set forth the method by which the amount of interest payable and the amount payable at Stated Maturity in respect of such Commodity Indexed Note will be determined, the tax consequences to holders of Commodity Indexed Notes, a description of certain risks associated with investments in Commodity Indexed Notes and other information relating to such Commodity Indexed Notes.

ORIGINAL ISSUE DISCOUNT NOTES

     The Company may from time to time offer Original Issue Discount Notes. The Pricing Supplement applicable to certain Original Issue Discount Notes may provide that Holders of such Notes will not receive periodic payments of interest. For purposes of determining whether Holders of the requisite principal amount of Notes outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Original Issue Discount Notes shall be deemed to be the amount of the principal that would be due and payable upon declaration of acceleration of the Stated Maturity thereof as of the date of such determination. See "General."

     "Original Issue Discount Note" means, (i) a Note that has a stated redemption price at Maturity that exceeds its issue price by at least 0.25% of its stated redemption price at maturity multiplied by the number of full years from the Original Issue Date to the Stated Maturity for such Notes and (ii) any other Note designated by the Company as issued with original issue discount for U.S. Federal income tax purposes.

AMORTIZING NOTES

     The Company may from time to time offer Notes for which payments of principal and interest are made in installments over the life of the Note ("Amortizing Notes"). Interest on each Amortizing Note will be computed as set forth in the applicable Pricing Supplement or in the Book-Entry Note representing such Amortizing Note. Unless otherwise provided in such Pricing Supplement or in such Book-Entry Note, payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information with respect to each Amortizing Note will be provided to the original purchaser of such Note and will be available upon request to the subsequent Holders thereof.

RESET NOTES

     The Pricing Supplement relating to each Note as to which the Company has the option with respect to such Note to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread and/or Spread Multiplier, in the case of a Floating Rate Note (in each case, a "Reset Note"), will indicate (i) the date or dates on which such interest rate or such Spread and/or Spread Multiplier, as the case may be, may be reset (each an "Optional Interest Reset Date") and (ii) the basis or formula, if any, for such resetting.

     The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to an Optional Interest Reset Date for such Note. If the Company so notifies the Trustee of such exercise, the Trustee will send, not later than 40 calendar days prior to such Optional Interest Reset Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of such Note a notice (the "Reset Notice") indicating (i) that the Company has elected to reset the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, (ii) such new interest rate or such new Spread and/or Spread Multiplier, as the case may be, and (iii) the provisions, if any, for redemption during the period from such Optional Interest Reset Date to the next Optional Interest Reset Date or, if there is no such next Optional Interest Reset Date, to the Stated Maturity of such Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

     Notwithstanding the foregoing, not later than 20 calendar days prior to an Optional Interest Reset Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Reset Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, for the Subsequent Interest Period commencing on such Optional Interest Reset Date by causing the Trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate or Spread and/or Spread Multiplier resulting in a higher interest rate, as the case may be, to the Holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the interest rate or Spread and/or Spread Multiplier is reset on an Optional Interest Reset Date will bear such higher interest rate, in the case of a Fixed Rate Note, or Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, whether or not tendered for repayment as provided in the next paragraph.

     If the Company elects prior to an Optional Interest Reset Date to reset the interest rate or the Spread and/or Spread Multiplier of a Note, the Holder of such Note will have the option to elect repayment of such Note by the Company on such Optional Interest Reset Date at a price equal to the principal amount thereof plus any accrued interest to such Optional Interest Reset Date. In order for a Note to be so repaid on an Optional Interest Reset Date, the Holder thereof must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Trustee shall be at least 25 but not more than 35 calendar days prior to such Optional Interest Reset Date. A Holder who has tendered a Note for repayment following receipt of a Reset Notice may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to such Optional Interest Reset Date.

EXTENSION OF MATURITY

     The Pricing Supplement relating to each Note as to which the Company has the option to extend the Stated Maturity of such Note for one or more periods of from one to five whole years (each an "Extension Period") up to but not beyond a specified date (the "Final Maturity Date"), will set forth each applicable Extension Period and the Final Maturity Date.

     The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to the Stated Maturity of such Note in effect prior to the exercise of such option (the "Original Stated Maturity Date"). If the Company so notifies the Trustee of such exercise, the Trustee will send, not later than 40 calendar days prior to the Original Stated Maturity Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid), to the Holder of such Note a notice (the "Extension Notice") relating to such Extension Period, indicating (i) that the Company has elected to extend the Stated Maturity of such Note, (ii) the new Stated Maturity,
(iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread and/or Spread Multiplier applicable to the Extension Period, and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the sending by the Trustee of an Extension Notice to the Holder of a Note, the Stated Maturity of such Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next two paragraphs, such Note will have the same terms as prior to the sending of such Extension Notice.

     Notwithstanding the foregoing, not later than 20 calendar days prior to the Original Stated Maturity Date of a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, for the Extension Period by causing the Trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate or Spread and/or Spread Multiplier resulting in a higher interest rate, as the case may be, to the Holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the Stated Maturity is extended will bear such higher interest rate, in the case of a Fixed Rate Note, or Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, for the Extension Period, whether or not tendered for repayment as provided in the next paragraph.

     If the Company elects to extend the Stated Maturity of a Note, the Holder of such Note will have the option to elect repayment of such Note by the Company on the Original Stated Maturity Date at a price equal to the principal amount thereof plus any accrued and unpaid interest to such date. In order for a Note to be so repaid on the Original Stated Maturity Date, the Holder thereof must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Trustee shall be at least 25 but not more than 35 calendar days prior to the Original Stated Maturity Date. A Holder who has tendered a Note for repayment following receipt of an Extension Notice may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to the Original Stated Maturity Date.

RENEWABLE NOTES

     The applicable Pricing Supplement will indicate that a Note (other than an Amortizing Note) will mature at its Original Stated Maturity Date unless the term of all or any portion of any such Note is renewed by the Holder in accordance with the procedures, if any, described in such Pricing Supplement.

COMBINATION OF PROVISIONS

     If so specified in the applicable Pricing Supplement, any Note may be subject to all of the provisions, or any combination of the provisions, described above under "Reset Notes," "Extension of Maturity" and "Renewable Notes."

REDEMPTION AND REPAYMENT

     Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of the Company prior to the Stated Maturity only if an Initial Redemption Date is specified in the applicable Pricing Supplement ("Initial Redemption Date"). If so specified, the Notes will be subject to redemption at the option of the Company on any date on and after the applicable Initial Redemption Date in whole or from time to time in part in increments of $1,000 or the minimum denomination specified in such Pricing Supplement (provided that any remaining principal amount thereof shall be an authorized denomination), at the applicable Redemption Price (as defined below) on notice given not more than 60 nor less than 30 days prior to the date of redemption and in accordance with the provisions of the Indenture. "Redemption Price," with respect to a Note, means an amount equal to the sum of (i) the Initial Redemption Percentage specified in such Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable (as specified in such Pricing Supplement)) multiplied by the unpaid principal amount or the portion to be redeemed plus (ii) accrued interest to the date of redemption. The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount thereof or the portion thereof to be redeemed.

     The Pricing Supplement relating to each Note will indicate either that such Note cannot be repaid prior to Stated Maturity or that such Note will be repayable at the option of the Holder on a date or dates specified prior to Stated Maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of repayment.

     In order for a Note that is repayable at the option of the Holder to be repaid prior to Stated Maturity, the Paying Agent (initially, the Company has appointed the Trustee as Paying Agent) must receive at least 30 but not more than 45 calendar days prior to the repayment date (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid). If the procedure described in clause (ii) of the preceding sentence is followed, such Note and form duly completed must be received by the Trustee by such fifth Business Day. Exercise of the repayment option by the Holder of a Note shall be irrevocable, except that a Holder who has tendered a Note for repayment may revoke such tender for repayment by written notice to the Paying Agent received prior to the close of business on the tenth calendar day prior to the repayment date. The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after such repayment is an authorized denomination.

     While the Book-Entry Notes are represented by the Global Security or Securities held by or on behalf of the U.S. Depositary, and registered in the name of the U.S. Depositary or the U.S. Depositary's nominee, the option for repayment may be exercised by the applicable Participant (as defined herein) that has an account with the U.S. Depositary, on behalf of the beneficial owners of the Global Security or Securities representing such Book-Entry Notes, by delivering a written notice substantially similar to the above mentioned form to the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders), not more than 60 nor less than 30 days prior to the date of repayment. Notices of elections from Participants on behalf of beneficial owners of the Global Security or Securities representing such Book-Entry Notes to exercise their option to have such Book-Entry Notes repaid must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the beneficial owner of the Global Security or Securities representing such Book-Entry Notes must so direct the applicable Participant before such Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of the Global Security or Securities representing Book-Entry Notes should consult the Participants through which they own their interest therein for the respective deadlines for such Participants. All notices shall be executed by a duly authorized officer of such Participant (with signatures guaranteed) and shall be irrevocable. In addition, beneficial owners of the Global Security or Securities representing Book-Entry Notes shall effect delivery at the time such notices of election are given to the U.S. Depositary by causing the applicable Participant to transfer such beneficial owner's interest in the Global Security or Securities representing such Book-Entry Notes, on the U.S. Depositary's records, to the Trustee. See "Book-Entry System."

REPURCHASE

     The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, surrendered to the Trustee for cancellation.

     If applicable, the Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws or regulations in connection with any purchase or payment of Notes.

OTHER PROVISIONS

     Any provisions with respect to the determination of an Interest Rate Basis, the specifications of Interest Rate Basis, calculation of the interest rate applicable to, or the principal payable at Maturity on, any Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified under "Other Provisions" on the face of such Note, or in an Annex relating thereto if so specified on the face thereof, and in the applicable Pricing Supplement.

BOOK-ENTRY SYSTEM

     DTC will act as securities depositary for the Book-Entry Notes. The Book-Entry Notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One fully-registered Global Security will be issued for each issue of the Notes, in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds the maximum principal amount authorized by DTC, one Global Security will be issued with respect to such maximum principal amount and an additional Global Security will be issued with respect to any remaining principal amount of such issue.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Purchases of Book-Entry Notes under DTC's system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Notes on DTC's records. The ownership interest of each actual purchaser of each Book-Entry Note (the "Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of the Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Book-Entry

Notes, except in the event that use of the book-entry system for one or more Book-Entry Notes is discontinued.

     To facilitate subsequent transfers, all Global Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Global Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Book-Entry Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes within an issue are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

     Neither DTC nor Cede & Co. will consent or vote with respect to Book-Entry Notes. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Principal and interest payments on the Book-Entry Notes will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as in the case of securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Company, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     A Beneficial Owner shall give notice to elect to have its Book-Entry Notes purchased or tendered, through its Participant, to the Paying Agent, and shall effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Book-Entry Notes, on DTC's records, to the Paying Agent. The requirement for physical delivery of Book-Entry Notes in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Book-Entry Notes are transferred by a Direct Participant on DTC's records.

     DTC may discontinue providing its services as securities depositary with respect to the Book-Entry Notes at any time by giving reasonable notice to the Company or the Agents. Under such circumstances, in the event that a successor securities depositary is not obtained, Certificated Notes will be printed and delivered in exchange for the Book-Entry Notes represented by the Global Securities held by DTC.

     The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Certificated Notes will be printed and delivered in exchange for the Book-Entry Notes represented by the Global Securities held by DTC.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     Neither the Company, the Trustee, any Paying Agent nor the registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCHARGE AND DEFEASANCE

     Unless otherwise specified in the applicable Pricing Supplement, the Notes will be subject to discharge and defeasance as described under "Description of Debt Securities-Satisfaction and Discharge of Indenture" in the Prospectus.

              SPECIAL PROVISIONS RELATING TO MULTI-CURRENCY NOTES

GENERAL

     Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be denominated in U.S. dollars and payments of principal of, premium (if any) and interest on the Notes will be made in U.S. dollars. If any of the Notes are to be denominated in a currency or currency unit other than U.S. dollars, the following provisions shall apply, which are in addition to, and to the extent inconsistent therewith replace, the description of general terms and provisions of Notes set forth in the accompanying Prospectus and elsewhere in this Prospectus Supplement.

     Multi-Currency Notes are issuable in registered form only, without coupons. The authorized denominations for Multi-Currency Notes will be specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, payment of the purchase price of Multi-Currency Notes will be made in immediately available funds.

CURRENCIES

     Unless otherwise indicated in the applicable Pricing Supplement, purchasers are to pay for Multi-Currency Notes in the Specified Currency in immediately available funds. At the present time there are limited facilities in the United States for converting U.S. dollars into the Specified Currencies and vice versa, and banks do not offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a Multi-Currency Note on or prior to the fifth Business Day preceding the date of delivery of the Multi-Currency Note, or by such other day as determined by the Agent who presented such offer to purchase the Multi-Currency Note to the Company, such Agent is prepared to arrange for the conversion of U.S. dollars into the applicable Specified Currency to enable such purchaser to pay for the Multi-Currency Notes. Each such conversion will be made by the Agent on such terms and subject to such conditions, limitations and charges as the Agent may from time to time establish in accordance with its regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the Multi-Currency Notes.

     Specific information about the foreign currency or currency unit in which a particular Multi-Currency Note is denominated, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable Pricing Supplement. See "Foreign Currency Risks."

PAYMENT OF PRINCIPAL AND INTEREST

     Unless otherwise specified in the applicable Pricing Supplement, payments of interest and principal (and premium, if any) with respect to any Multi-Currency Note will be made by wire transfer to such account with a bank located in the country issuing the Specified Currency (or, with respect to Multi-Currency Notes denominated in ECUs, Brussels) or other jurisdiction acceptable to the Company and the Trustee as shall have been designated at least 15 days prior to the Interest Payment Date or Maturity, as the case may be, by the Holder of such Multi-Currency Note on the relevant Regular Record Date or at Maturity, provided that, in the case of payment of principal of (and premium, if any) and any interest due at Maturity, the Multi-Currency Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office, and, unless revoked, any such designation made with respect to any Multi-Currency Note by a Holder will remain in effect with respect to any further payments with respect to such Multi-Currency Note payable to such Holder. If a payment with respect to any such Multi-Currency Note cannot be made by wire transfer because the required designation has not been received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Trustee's receipt of such a designation, such payment will be made within 15 days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Multi-Currency Notes in respect of which such payments are made.

     If so specified in the applicable Pricing Supplement, except as provided below, payments of interest and principal (and premium, if any) with respect to any Multi-Currency Note will be made in U.S. dollars if the Holder of such Multi-Currency Note on the relevant Regular Record Date or at Maturity, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Paying Agent at its principal office on or prior to such Regular Record Date or the date 15 days prior to Maturity, as the case may be. Such request may be delivered by mail, by hand or by cable, telex or any other form of facsimile transmission.

     Any such request made with respect to any Multi-Currency Note by a Holder will remain in effect with respect to any further payments of interest and principal (and premium, if any) with respect to such Multi-Currency Note payable to such Holder, unless such request is revoked by written notice received by the Paying Agent on or prior to the relevant Regular Record Date or the date 15 days prior to Maturity, as the case may be (but no such revocation may be made with respect to payments made on any such Multi-Currency Note if an Event of Default has occurred with respect thereto or upon the giving of a notice of redemption). Holders of Multi-Currency Notes whose Multi-Currency Notes are registered in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in U.S. dollars may be made.

     The U.S. dollar amount to be received by a Holder of a Multi-Currency Note who elects to receive payments in U.S. dollars will be based on the highest indicated bid quotation for the purchase of U.S. dollars in exchange for the Specified Currency obtained by the Currency Determination Agent (as defined below) at approximately 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date (the "Conversion Date") from the bank composite or multicontributor pages of the Quoting Source for three (or two if three are not available) major banks in The City of New York. The first three (or two) such banks selected by the Currency Determination Agent which are offering quotes on the Quoting Source will be used. If fewer than two such bid quotations are available at 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date, such payment will be based on the Market Exchange Rate as of the second Business Day next preceding the applicable payment date. If the Market Exchange Rate for such date is not then available, such payment will be made in the Specified Currency. As used herein, the "Quoting Source" means Reuters Monitor Foreign Exchange Service, or if the Currency Determination Agent determines that such service is not available, Telerate Monitor Foreign Exchange Service, or if the Currency Determination Agent determines that neither service is available, such comparable display or other comparable manner of obtaining quotations as shall be agreed between the Company and the Currency Determination Agent. All currency exchange costs associated with any payment in U.S. dollars on any such Multi-Currency Note will be borne by the Holder thereof by deductions from such payment. The currency determination agent (the "Currency Determination Agent") with respect to any Multi-Currency Notes will be specified in the applicable Pricing Supplement for such Multi-Currency Notes.

     If payment in respect of a Multi-Currency Note is required to be made in any currency unit (e.g. ECUs) and such currency unit is unavailable, in the good faith judgment of the Company, due to the imposition of exchange controls or other circumstances beyond the Company's control, then all payments in respect of such Multi-Currency Note shall be made in U.S. dollars until such currency unit is again available. The amount of each payment of U.S. dollars shall be computed on the basis of the equivalent of the currency unit in U.S. dollars, which shall be determined by the Currency Determination Agent on the following basis. The component currencies of the currency unit for this purpose (the "Component Currencies") shall be the currency amounts that were components of the currency unit as of the Conversion Date. The equivalent of the currency unit in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Component Currencies. The U.S. dollar equivalent of each of the Component Currencies shall be determined by the Currency Determination Agent on the basis of the Market Exchange Rate for each such Component Currency as of the Conversion Date. "Market Exchange Rate" means the noon buying rate in The City of New York for cable transfers of such Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York.

     If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

     All determinations referred to above made by the Currency Determination Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on Holders of Multi-Currency Notes.

OUTSTANDING MULTI-CURRENCY NOTES

     For purposes of calculating the principal amount of any Multi-Currency Note payable in a Specified Currency for any purpose under the Indenture, the principal amount of such Multi-Currency Note at any time outstanding shall be deemed to be the U.S. dollar equivalent, at the Market Exchange Rate determined as of the date of the original issuance of such Multi-Currency Note, of the principal amount of such Multi-Currency Note.

                             FOREIGN CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

     An investment in Multi-Currency Notes entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the U.S. dollar and the Specified Currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on economic and political events over which the Company has no control. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. The exchange rate between the U.S. dollar and a foreign currency or currency unit is at any moment a result of the supply of and demand for such currencies, and changes in the rate result over time from the interaction of many factors, among which are rates of inflation, interest rate levels, balances of payments and the extent of governmental surpluses or deficits in the countries of such currencies. These factors are in turn sensitive to the monetary, fiscal and trade policies pursued by such governments and those of other countries important to international trade and finance. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Multi-Currency Note. Depreciation of the Specified Currency applicable to a Multi-Currency Note against the U.S. dollar would result in a decrease in the U.S. dollar-equivalent yield of such Note, in the U.S. dollar-equivalent value of the principal repayable at Maturity of such Note and, generally, in the U.S. dollar-equivalent market value of such Note.

     Foreign exchange rates can either be fixed by sovereign governments or float. Exchange rates of most economically developed noncommunist nations are permitted to fluctuate in value relative to the U.S. dollar. Sovereign governments, however, rarely voluntarily allow their currencies to float freely in response to economic forces. In fact, such governments use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing Notes that are denominated in a foreign currency or currency unit is that their U.S. dollar-equivalent yields could be affected by governmental actions which could change or interfere with a theretofore freely determined currency valuation, by fluctuations in response to other market forces and by the movement of currencies across borders. There will be no adjustment or change in the terms of the Multi-Currency Notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments, affecting the U.S. dollar or any applicable currency or currency unit.

     THE PROSPECTUS, INCLUDING THIS PROSPECTUS SUPPLEMENT, DOES NOT DESCRIBE ALL RISKS OF AN INVESTMENT IN MULTI-CURRENCY NOTES THAT RESULT FROM SUCH NOTES BEING DENOMINATED IN A FOREIGN CURRENCY OR CURRENCY UNIT EITHER AS SUCH RISKS EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN MULTI-CURRENCY NOTES. MULTI-CURRENCY NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

     Unless otherwise indicated in the applicable Pricing Supplement, Multi-Currency Notes will not be sold in, or to residents of, the country of the Specified Currency in which particular Multi-Currency Notes are denominated. The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents, and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, premium, if any, and interest on Multi-Currency Notes. Such persons should contact their own legal advisors with regard to such matters.

JUDGMENTS

     The Notes will be governed by and construed in accordance with the laws of the State of New York. A judgment for money damages by courts in the United States, including money damages based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that in an action based on an obligation expressed in a currency other than U.S. dollars a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

EXCHANGE CONTROLS, ETC.

     Governments have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to a Note's Maturity. Even if there are no exchange controls, it is possible that the Specified Currency for any particular Multi-Currency Note would not be available at such Note's Maturity. In that event, the Company will pay in U.S. dollars on the basis of the Market Exchange Rate on the second day prior to such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate. See "Special Provisions Relating to Multi-Currency Notes--Payment of Principal and Interest."

     An applicable Pricing Supplement with respect to the applicable Specified Currency (which includes information with respect to applicable current foreign exchange controls, if any) will be delivered and will become part of this Prospectus and Prospectus Supplement. The information concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes certain United States federal income tax consequences of the ownership of the Notes as of the date hereof. Except where noted, it deals only with Notes held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding Notes as a part of a hedging or conversion transaction or a straddle or holders of Notes whose "functional currency" is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in United States federal income tax consequences different from those discussed below. Subject to the foregoing limitations, any special United States federal income tax considerations relevant to a particular issue of the Notes will be provided in the applicable Pricing Supplement. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

     As used herein, a "United States Holder" of a Note means a holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source. For taxable years beginning after December 31, 1996, a trust will be a "United States Holder" of a Note only if a court within the United States is able to exercise primary supervision over the administration of the trust and the trust is subject to the control of a United States fiduciary within the meaning of section 7701(a)(30) of the Code. A "Non-United States Holder" is a holder that is not a United States Holder.

TAX CONSEQUENCES TO UNITED STATES HOLDERS

  Payments of Interest

     Except as set forth below, interest on a Note will generally be taxable to a United States Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes.

  Original Issue Discount

     United States Holders of Notes issued with original issue discount ("OID") will be subject to special tax accounting rules, as described in greater detail below. United States Holders of such Notes should be aware that they generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, United States Holders of such Notes generally will not be required to include separately in income cash payments received on the Notes, even if denominated as interest, to the extent such payments do not constitute qualified stated interest (as defined below). Notes issued with OID will be referred to as "Original Issue Discount Notes." Notice will be given in the applicable Pricing Supplement when the Company determines that a particular Note will be an Original Issue Discount Note.

     This summary is based upon final Treasury regulations addressing debt instruments issued with OID (the "OID Regulations"). Additional rules applicable to Original Issue Discount Notes which are denominated in or determined by reference to a Specified Currency other than the U.S. dollar are described under "Multi-Currency Notes" below. The following discussion does not address Notes providing for contingent payments other than Notes that bear qualified stated interest.

     A Note with an "issue price" that is less than its stated redemption price at maturity (the sum of all payments to be made on the Note other than "qualified stated interest") will be issued with OID if such difference is at least 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity or, in the case of an Amortizing Note, the weighted average maturity. The "issue price" of each Note in a particular offering will be the first price at which a substantial amount of that particular offering is sold (other than to an underwriter, placement agent or wholesaler). The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Notice will be given in the applicable Pricing Supplement when the Company determines that a particular Note will bear interest that is not qualified stated interest.

     In the case of a Note issued with de minimis OID (i.e., discount that is not OID because it is less than 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity), the United States Holder generally must include such de minimis OID (other than de minimis OID that constitutes stated interest) in income as principal payments on the Notes are made in proportion to the stated principal amount of the Note. Any amount of de minimis OID that has been included in income (other than de minimis OID that constitutes stated interest) shall be treated as capital gain.

     Certain of the Notes may be redeemed prior to their Stated Maturity at the option of the Company and/or at the option of the holder. Original Issue Discount Notes containing such features may be subject to rules that differ from the general rules discussed herein. Persons considering the purchase of Original Issue Discount Notes with such features should carefully examine the applicable Pricing Supplement and should consult their own tax advisors with respect to such features since the tax consequences with respect to OID will depend, in part, on the particular terms and features of the Notes.

     United States Holders of Original Issue Discount Notes with a maturity upon issuance of more than one year must, in general, include OID in income in advance of the receipt of some or all of the related cash payments. The amount of OID includible in income by the initial United States Holder of an Original Issue Discount Note is the sum of the "daily portions" of OID with respect to the Note for each day during the taxable year or portion of the taxable year in which such United States Holder held such Note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an Original Issue Discount Note may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of (a) the product of the Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over
(b) the sum of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The "adjusted issue price" of a Note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below) and reduced by any payments made on such Note (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, a United States Holder will have to include in income increasingly greater amounts of OID in successive accrual periods. The Company is required to provide information returns stating the amount of OID accrued on Notes held of record by persons other than corporations and other exempt holders.

     In the case of an Original Issue Discount Note that is a Floating Rate Note, both the "yield to maturity" and "qualified stated interest" will be determined solely for purposes of calculating the accrual of OID as though the Note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the Note on its date of issue or, in the case of certain Floating Rate Notes, the rate that reflects the yield to maturity that is reasonably expected for the Note. Additional rules may apply if interest on a Floating Rate Note is based on more than one interest index. Persons considering the purchase of Floating Rate Notes should carefully examine the applicable Pricing Supplement and should consult their own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such Notes.

     United States Holders may elect to treat all interest on any Note as OID and calculate the amount includible in gross income under the constant yield method described above. For the purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. The election is to be made for the taxable year in which the United States Holder acquired the Note, and may not be revoked without the consent of the Internal Revenue Service (the "IRS"). United States Holders should consult with their own tax advisors about this election.

  Short-Term Notes

     In the case of Original Issue Discount Notes having a term of one year or less ("Short-Term Notes"), under the OID Regulations all payments (including all stated interest) will be included in the stated redemption price at maturity and, thus, United States Holders will generally be taxable on the discount in lieu of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a Short-Term Note, unless the United States Holder elects to compute this discount using tax basis instead of issue price. However, individuals and certain other cash method United States Holders of a Short-Term Note generally are not required to include accrued discount in their income currently unless they elect to do so. United States Holders that report income for United States federal income tax purposes on the accrual method and certain other United States Holders are required to accrue discount on such (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a United States Holder that is not required, and does not elect, to include discount in income currently, any gain realized on the sale, exchange or retirement of the Short-Term Note will be ordinary income to the extent of the discount accrued through the date of sale, exchange or retirement. In addition, a United States Holder that does not elect to currently include accrued discount in income may be required to defer deductions for a portion of the United States Holder's interest expense with respect to any indebtedness incurred or continued to purchase or carry such Notes.

  Market Discount

     If a United States Holder purchases a Note (other than a Short-Term Note) for an amount that is less than its stated redemption price at maturity or, in the case of an Original Issue Discount Note, its adjusted issue price, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a United States Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. In addition, the United States Holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the United States Holder elects to accrue on a constant interest method. A United States Holder of a Note may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

  Acquisition Premium; Amortizable Bond Premium

     A United States Holder that purchases a Note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest will be considered to have purchased such Note at an "acquisition premium." Under the acquisition premium rules, the amount of OID which such holder must include in its gross income with respect to such Note for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

     A United States Holder that purchases a Note for an amount in excess of the sum of all amounts payable on the Note after the purchase date other than qualified stated interest will be considered to have purchased the Note at a "premium" and will not be required to include any OID in income. A United States Holder generally may elect to amortize the premium over the remaining term of the Note on a constant yield method. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Note. Bond premium on a Note held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Note. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

     Proposed Treasury regulations issued on June 27, 1996 would, if adopted, clarify the treatment of bond premium. Among the provisions contained in the proposed regulations is a provision that generally provides that premium may be amortized to offset interest income only as a United States Holder takes the qualified stated interest into account under the holder's regular accounting method. Moreover, the proposed Treasury regulations generally provide that in the case of instruments that provide for alternative payment schedules, bond premium is calculated by assuming that both the issuer and the holder will exercise or not exercise options in a manner that maximizes the holder's yield. If adopted, the regulations would be effective for debt instruments acquired on or after the date 60 days after the date final regulations are published in the Federal Register. However, if a United States Holder elects to amortize bond premium for the taxable year containing such effective date, the proposed Treasury regulations would apply to all the United States Holder's debt instruments held on or after the first day of that taxable year.

  Sale, Exchange or Retirement of Notes

     A United States Holder's tax basis in a Note will, in general, be the United States Holder's cost therefor, increased by OID, market discount or any discount with respect to a Short-Term Note previously included in income by the United States Holder and reduced by any amortized premium and any cash payments on the Note other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a Note, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less any accrued qualified stated interest, which will be taxable as such) and the adjusted tax basis of the Note. Except as described above with respect to certain , with respect to gain or loss attributable to changes in exchange rates as described below with respect to certain Multi-Currency Notes or with respect to market discount, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other disposition the Note has been held for more than one year. Under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

  Tax Consequences of Satisfaction and Discharge

     The Company may discharge its obligations under the Notes as more fully described under "Description of Notes--Satisfaction and Discharge" above. In that event, the IRS may take the view that such a discharge constitutes the retirement of the Notes and the issuance of new obligations with the result that United States Holders of the Notes would recognize any gain or loss realized on such a retirement, although any such gain would generally not be taxable to Non-United States Holders under the circumstances outlined below. Furthermore, following discharge, the Notes might be subject to withholding, backup withholding and/or information reporting.

  Extendible Notes, Reset Notes and Renewable Notes

     If so specified in an applicable Pricing Supplement relating to a Note, the Company or a holder may have the option to extend the maturity of a Note. See "Description of Notes--Renewable Notes" and "Description of Notes--Extension of Maturity." In addition, the Company may have the option to reset the interest rate, the Spread or the Spread Multiplier. See "Description of Notes--Reset Notes." The treatment of a United States Holder of Notes with respect to which such an option has been exercised may depend, in part, on the terms established for such Notes by the Company pursuant to the exercise of such option (the "Revised Terms"). Such United States Holder may be treated for United States federal income tax purposes as having exchanged such Notes (the "Old Notes") for new Notes with the Revised Terms (the "New Notes"). If the exercise of the option by the Company is not treated as an exchange of Old Notes for New Notes, no gain or loss will be recognized by a United States Holder as a result thereof. If the exercise of the option is treated as a taxable exchange of Old Notes for New Notes, a United States Holder would generally recognize gain or loss equal to the difference between the issue price of the New Notes and the holder's tax basis in the Old Notes.

     The presence of such options may also affect the calculation of OID, among other things. The OID Regulations provide that, solely for purposes of the accrual of OID, an issuer of a debt instrument having an option or combination of options to extend the term of the debt instrument will be presumed to exercise such option or options in a manner that minimizes the yield on the debt instrument. Conversely, a holder having a put option, an option to extend the term of the debt instrument or a combination of such options will be presumed to exercise such option or options in a manner that maximizes the yield on the debt instrument. If the exercise of such option or options to extend the term of the debt instrument actually occurs or exercise of the option to put does not occur, contrary to the presumption made under the OID Regulations (a "change in circumstances"), then, solely for purposes of the accrual of OID, the debt instrument is treated as reissued on the date of the change in circumstances for an amount equal to its adjusted issue price on that date. Persons considering the purchase of Extendible Notes, Reset Notes or Renewable Notes should carefully examine the applicable Pricing Supplement and should consult their own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such Notes.

  Multi-Currency Notes

     The following is a summary of the principal United States federal income tax consequences to a United States Holder of the ownership of a Note denominated in a Specified Currency other than the U.S. dollar (such Specified Currency, a "Foreign Currency"). If interest payments are made in a Foreign Currency to a United States Holder that is not required to accrue such interest prior to its receipt, such holder will be required to include in income the U.S. dollar value of the amount received (determined by translating the Foreign Currency received at the "spot rate" for such Foreign Currency on the date such payment is received), regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss is recognized with respect to the receipt of such payment.

     A United States Holder that is required to accrue interest on a Multi-Currency Note prior to receipt of such interest will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. The average rate of exchange for an interest accrual period is the simple average of the exchange rates for each business day of such period (or such other average that is reasonably derived and consistently applied by the holder). An accrual basis holder may elect to translate interest income at the spot rate on the last day of the accrual period (or last day of the taxable year in the case of an accrual period that straddles the holder's taxable year) or on the date the interest payment is received if such date is within five days of the end of the accrual period. Upon receipt of an interest payment on such Note, such holder will recognize ordinary income or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating any Foreign Currency received at the "spot rate" for such Foreign Currency on the date received) and the U.S. dollar value of the interest income that such holder has previously included in income with respect to such payment.

     OID on a Note that is also a Multi-Currency Note will be determined for any accrual period in the applicable Foreign Currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis, as described above. Likewise, a United States Holder will recognize exchange gain or loss when the OID is paid to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating any Foreign Currency received at the spot rate for such Foreign Currency on the date of payment). For this purpose, all receipts on a Note will be viewed first as the receipt of any stated interest payments called for under the terms of the Note, second as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and thereafter as the receipt of principal.

     The amount of market discount on Multi-Currency Notes includible in income will generally be determined by translating the market discount determined in the Foreign Currency into U.S. dollars at the spot rate on the date the Multi-Currency Note is retired or otherwise disposed of. If the United States Holder has elected to accrue market discount currently, then the amount which accrues is determined in the Foreign Currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. A United States Holder will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

     Bond premium on a Multi-Currency Note will be computed in the applicable Foreign Currency. With respect to a United States Holder that elects to amortize the premium, the amortizable bond premium will reduce interest income in the applicable Foreign Currency. At the time bond premium is amortized, exchange gain or loss (which is generally ordinary income or loss) will be realized based on the difference between spot rates at such time and at the time of acquisition of the Multi-Currency Note. A United States Holder that does not elect to amortize bond premium will translate the bond premium, computed in the applicable Foreign Currency, into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

     A United States Holder's tax basis in a Multi-Currency Note will be the U.S. dollar value of the Multi-Currency amount paid for such Multi-Currency Note determined at the time of such purchase. A United States Holder that purchases a Note with previously owned Foreign Currency will recognize exchange gain or loss at the time of purchase attributable to the difference at the time of purchase, if any, between his tax basis in such Foreign Currency and the fair market value of the Note in U.S. dollars on the date of purchase. Such gain or loss will be ordinary income or loss.

     For purposes of determining the amount of any gain or loss recognized by a United States Holder on the sale, exchange, retirement or other disposition of a Multi-Currency Note, the amount realized upon such sale, exchange, retirement or other disposition will be the U.S. dollar value of the amount realized in Foreign Currency (other than amounts attributable to accrued but unpaid interest not previously included in the holder's income), determined at the time of the sale, exchange, retirement or other disposition.

     A United States Holder will recognize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and the time of disposition (including the sale, exchange, retirement or other disposition) of a Multi-Currency Note. Such gain or loss will be treated as ordinary income or loss. The realization of such gain or loss will be limited to the amount of overall gain or loss realized on the disposition of a Multi-Currency Note. Under proposed Treasury Regulations issued on March 17, 1992, if a Multi-Currency Note is denominated in one of certain hyperinflationary currencies, generally (i) exchange gain or loss would be realized with respect to movements in the exchange rate between the beginning and end of each taxable year (or such shorter period) that such Note was held and (ii) such exchange gain or loss would be treated as an addition or offset, respectively, to the accrued interest income on (and an adjustment to the holder's tax basis in) the Multi-Currency Note.

     A United States Holder's tax basis in Foreign Currency received as interest on (or OID with respect to), or received on the sale, exchange, retirement or other disposition of, a Multi-Currency Note will be the U.S. dollar value thereof at the spot rate at the time the holder received such Foreign Currency. Any gain or loss recognized by a United States Holder on a sale, exchange, retirement or other disposition of Foreign Currency will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided in Treasury Regulations or administrative pronouncements of the IRS.

  Indexed Notes

     The tax treatment of a United States Holder of Currency Indexed Notes and Commodity Indexed Notes will depend on factors including the specific index or indices used to determine indexed payments on the Note and the amount and timing of any contingent payments of principal and interest. Persons considering the purchase of Currency Indexed Notes or Commodity Indexed Notes should carefully examine the applicable Pricing Supplement and should consult their own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such Notes.

TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS

     Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

          (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any paying agent of principal or interest (which for purposes of this discussion includes OID) on a Note owned by a Non-United States Holder, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership,
     (iii) the beneficial owner is not a bank whose receipt of interest on a
     Note is described in section 881(c)(3)(A) of the Code and (iv) the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder;

          (b) no withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange, retirement or other disposition of a Note; and

          (c) a Note beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the company entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such Note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

     To satisfy the requirement referred to in (a)(iv) above, the beneficial owner of such Note, or a financial institution holding the Note on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of the Company with a statement to the effect that the beneficial owner is not a United States person. Pursuant to current temporary Treasury regulations, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a United States person (which certification may be made on an Internal Revenue Service Form W-8 (or successor form)) or (2) a financial institution holding the Note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

     If a non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of premium, if any, and interest (including OID) made to such non-United States Holder will be subject to a 30% withholding tax unless the beneficial owner of the Note provides the Company or its paying agent, as the case may be, with a properly executed (1) Internal Revenue Service Form 1001 (or successor form) claiming an exemption from withholding under the benefit of a tax treaty or (2) Internal Revenue Service Form 4224 (or successor form) stating that interest paid on the
Note is not
subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

     If a non-United States Holder is engaged in a trade or business in the United States and premium, if any, or interest (including OID) on the Note is effectively connected with the conduct of such trade or business, the non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest and OID on a net income basis in the same manner as if it were a United States Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such premium, if any, and interest (including OID) on a Note will be included in such foreign corporation's earnings and profits.

     Any gain or income realized upon the sale, exchange, retirement or other disposition of a Note generally will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder, or (ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on Notes and to the proceeds of sale of a Note made to United States Holders other than certain exempt recipients (such as corporations). A 31 percent backup withholding tax will apply to such payments if the United States Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

     No information reporting or backup withholding will be required with respect to payments made by the Company or any paying agent to Non-United States Holders if a statement described in (a)(iv) under "Tax Consequences to Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

     In addition, backup withholding and information reporting will not apply if payments of the principal, interest, OID or premium on a Note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Note, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of a Note to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a United States person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption. Temporary Treasury regulations provide that the Treasury is considering whether backup withholding will apply with respect to such payments of principal, interest or the proceeds of a sale that are not subject to backup withholding under the current regulations.

     Payments of principal, interest, OID and premium on a Note paid to the beneficial owner of a Note by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a Note, will be subject to both backup withholding and information reporting unless the beneficial owner provides the statement referred to in
(a)(iv) above and the payor does not have actual knowledge that the beneficial owner is a United States person or otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability, provided that the required information is furnished to the IRS.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

     The Notes are offered on a continuing basis by the Company through the Agents, each of which has agreed to use its reasonable efforts to solicit purchases of the Notes. The Company will pay each Agent a commission of from
 .125% to .750% of the principal amount of each Note, depending upon its Stated Maturity, sold through such Agent. The Company will have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by such Agent. The Company also may sell Notes to any Agent, acting as principal, at a discount to be agreed upon at the time of sale, for resale to one or more investors or to one or more broker-dealers (acting as principal for purposes of resale) at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, or, if so agreed, at a fixed public offering price. Unless otherwise indicated in the applicable Pricing Supplement, if any Note is resold by an Agent to any broker-dealer at a discount, such discount will not be in excess of the discount or commission received by such Agent from the Company. In addition, unless otherwise indicated in the applicable Pricing Supplement, any Note purchased by an Agent as principal will be purchased at 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note having an identical Stated Maturity. After the initial public offering of the Notes, the public offering price (in the case of Notes to be resold on a fixed public offering price basis), the concession and the discount may be changed. The Company also reserves the right to sell the Notes directly to investors on its own behalf in those jurisdictions where it is authorized to do so or as otherwise provided in the applicable Pricing Supplement. In such circumstances, the Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. In the case of sales made directly by the Company, no commission will be payable.

     The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"). The Company has agreed to indemnify each Agent against certain liabilities, including liabilities under the Act, or to contribute to the Agents such payments as each Agent may be required to make in respect thereof. The Company has agreed to reimburse the Agents for certain of the Agents' expenses, including, but not limited to, the reasonable fees and expenses of counsel to the Agents.

     The Company has been advised by each Agent that such Agent may from time to time purchase and sell Notes in the secondary market, but that it is not obligated to do so. There can be no assurance that there will be a secondary market for the Notes or liquidity in such secondary market if one develops. From time to time, each Agent may make a market in the Notes, but no Agent is obligated to do so, and an Agent may discontinue any market making at any time.

     Certain of the Agents and/or certain of their affiliates perform investment banking and/or commercial banking services for, and/or engage in general financing and banking transactions with, the Company and certain of its affiliates from time to time in the ordinary course of their business, and may provide such services and engage in such transactions with the Company and its affiliates in the future.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Cahill Gordon & Reindel, a partnership including a professional corporation, New York, New York, and for the Agents by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York.

PROSPECTUS

                                MANOR CARE, INC.

                                DEBT SECURITIES
                          ---------------------------

     Manor Care, Inc. ("Manor Care" or the "Company") may offer from time to time unsecured debt securities ("Debt Securities") consisting of debentures, notes and/or other evidences of unsecured indebtedness in one or more series, or any combination of the foregoing, at an aggregate principal amount not to exceed $250,000,000, or its equivalent if some or all of the Debt Securities are denominated in one or more foreign currencies, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale.

     Specific terms of the particular Debt Securities in respect of which this Prospectus is being delivered will be set forth in one or more accompanying Prospectus Supplements (each a "Prospectus Supplement"), together with the terms of the offering of the Debt Securities and the initial price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Debt Securities, without limitation, the following: the specific designation, aggregate principal amount, authorized denomination, maturity, rate or method of calculation of interest and dates for payment thereof, any exchangeability, conversion, redemption, prepayment or sinking fund provisions, the currency or currencies or currency unit or currency units in which principal, premium, if any, or interest, if any, is payable, any modifications of or additions to the covenants described in this Prospectus and any other specific terms thereof. The amounts payable by Manor Care in respect of Debt Securities may be calculated by reference to the value, rate or price of one or more specified commodities, currencies or indices to the extent set forth in the Prospectus Supplement. The Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to the Debt Securities covered by the Prospectus Supplement.

     The Company may sell the Debt Securities directly, through agents designated from time to time or through underwriters or dealers. If any agents of the Company or any underwriters or dealers are involved in the sale of the Debt Securities, the names of such agents, underwriters or dealers, any applicable commissions and discounts, and the net proceeds to the Company will be set forth in the applicable Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for agents, underwriters and dealers.

                          ---------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ---------------------------

             This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.

                          ---------------------------

                The date of this Prospectus is November 21, 1996

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (which term shall include all amendments, exhibits and schedules thereto) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any document referred to are not necessarily complete. With respect to each such document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement may be inspected, without charge, at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, New York, New York 10048; and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Certain of the Company's securities are listed on the New York Stock Exchange. Reports, proxy and information statements and other information can be inspected and copied at the Library of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Such reports and other information can be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Commission's web site (http://www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Manor Care hereby incorporates by reference in this Prospectus its Annual Report on Form 10-K for the fiscal year ended May 31, 1996; its Quarterly Reports on Form 10-Q for the quarterly period ended August 31, 1996; and its Current Report on Form 8-K dated November 5, 1996.

     All documents filed by Manor Care pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Manor Care undertakes to provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (not including exhibits to such documents unless exhibits are specifically incorporated by reference into such documents). Requests should be directed to Manor Care, Inc., at its principal executive offices at 11555 Darnestown Road, Gaithersburg, Maryland 20878, Attention: Secretary; telephone: (301) 979-4000.

     The terms "Manor Care" and the "Company," unless the context otherwise requires, as used herein, refer to Manor Care, Inc., and all its subsidiaries.

                                  THE COMPANY

     Manor Care and its subsidiaries have been engaged since October 1968 in the business of developing, owning and managing nursing centers that provide skilled nursing and convalescent care principally to residents over the age of 65. With 176 skilled nursing and rehabilitation facilities and 24 assisted living facilities in 28 states, the Company is one of the largest providers of long-term care in the country. The Company provides quality long-term care, targeting upper income, service sensitive, private paying patients. In the Company's latest quarter, private pay patients accounted for approximately 59% of healthcare revenues.

     The Company's nursing centers provide, in general, five types of services:

     (1) High acuity services -- for persons who require complex medical and physical rehabilitation services (patients who would otherwise be treated in an acute care hospital setting);

     (2) Skilled nursing care -- for persons who require 24-hour-a-day professional services of a registered nurse or a licensed practical nurse;

     (3) Intermediate care -- for persons needing less intensive nursing care than that provided to those requiring skilled care;

     (4)  Custodial care -- for persons needing a minimum level of care; and

     (5) Assisted living -- for persons needing some supervision and assistance with personal care.

     The Company may also provide certain additional services to its patients, including nursing care as required; room and board; special diets; occupational, speech, physical and recreational therapy; and other services that may be specified by the patient's physician, who directs the admission, treatment and discharge of that patient.

     The Company currently operates 23 dedicated high acuity units and with over a decade of experience in providing complex medical and physical rehabilitation is an industry leader in serving high acuity patients. The Company also operates 17 assisted living facilities that serve the needs of the general assisted living population, in addition to seven facilities designed to meet the specialized needs of individuals in the early to middle stages of Alzheimer's disease.

     In October 1995, the Company entered into a strategic partnership with In Home Health, Inc., a leading provider of home health care services.

     Vitalink Pharmacy Services, Inc. ("Vitalink"), an 82%-owned subsidiary of the Company, provides institutional pharmacy services to nursing facilities and other institutions in 19 markets around the country. On September 3, 1996, Vitalink entered into an agreement to acquire (the "Acquisition") the TeamCare pharmaceutical unit of GranCare, Inc. ("GranCare") for approximately 11,600,000 shares of its common stock and the assumption of $107 million in debt. As a result of this transaction, the Company's ownership in Vitalink will be reduced to approximately 45% of the outstanding Vitalink common stock. The Acquisition remains subject to the approval of the shareholders of GranCare and the satisfaction or waiver of certain other conditions. There can be no assurance the Acquisition will be completed.

     On November 1, 1996, the Company completed a tax-free spin-off of its lodging business to its shareholders.

                                USE OF PROCEEDS

     Unless otherwise indicated in an applicable Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be used for general corporate purposes, which may include capital expenditures, possible acquisitions, repurchase of the Company's stock, payment of other debt and such other purposes as may be stated in any Pricing Supplement.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges of the Company for the periods indicated:

                                            THREE MONTHS
                                          ENDED AUGUST 31,               YEARS ENDED MAY 31,
                                          ----------------    -----------------------------------------
                                                1996          1996     1995     1994     1993     1992
                                          ----------------    -----    -----    -----    -----    -----
Ratio of Earnings to Fixed Charges(a)...        3.90x         4.00x    5.89x    5.01x    3.32x    2.92x

------------------
(a) For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before provision for income taxes, before fixed charges, plus dividends from less than 50%-owned companies carried at equity and the Company's share of pre-tax income of 50%-owned companies carried at equity, less capitalized interest and preferred stock dividend requirements of consolidated subsidiaries. Fixed charges comprise interest on long-term and short-term debt, capitalized interest, the portion of rentals representative of an interest factor and the Company's share of fixed charges of 50%-owned companies carried at equity.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities are to be issued under an Indenture (the "Indenture") to be entered into between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Debt Securities may be issued from time to time in one or more series. The particular terms of each series, or of Debt Securities forming a part of a series, which are offered by a Prospectus Supplement, will be described in such Prospectus Supplement. The following statements are subject to the detailed provisions of the Indenture; whenever particular provisions of the Indenture are referred to, such provisions are incorporated by reference as a part of the statement made, and the statement is qualified in its entirety by such reference. Whenever a defined term is referred to and not defined under "Description of Debt Securities", the definition thereof is contained in the Indenture.

GENERAL

     The Indenture provides for the issuance from time to time of Debt Securities in an unlimited aggregate principal amount and an unlimited number of series.

     The Debt Securities are unsecured and will rank pari passu with all other unsecured and nonsubordinated debt of the Company.

     Reference is made to the applicable Prospectus Supplement for the following terms of the series of Debt Securities offered thereby: (i) the title of the Debt Securities of such series; (ii) any limit upon the aggregate principal amount of such Debt Securities; (iii) the person to whom the interest on a Debt Security of any series will be payable if not the person in whose name that Debt Security is registered on the regular record date; (iv) the date or dates on which such Debt Securities will mature or the method of determination of such date or dates; (v) the rate or rates, or the method of determination thereof, at which such Debt Securities will bear interest, if any, the date or dates from which such interest will accrue, the date or dates such interest will be payable and, for Registered Debt Securities (as defined below), the Regular Record Dates; (vi) the place or places where the principal of, premium, if any, and interest, if any, on, such Debt Securities will be payable; (vii) the periods, prices and terms and conditions upon which any such Debt Security may be redeemed, in whole or in part, at the option of the Company; (viii) any terms for redemption or repurchase pursuant to any sinking fund or analogous provision or at the option of a Holder; (ix) any terms for conversion of the Debt Securities into other securities of the Company or any other corporation at the option of a holder; (x) any terms for the attachment to such Debt Securities of warrants, options or other rights to purchase or sell stock or other securities of the Company; (xi) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities that will be payable upon acceleration of maturity; (xii) any deletions or modifications of, or additions to, the Events of Default or covenants of the Company under the Indenture with respect to such Debt Securities (including whether the covenants described below under "Certain Covenants of the Company" will not apply to such Debt Securities); (xiii) if other than U.S. dollars, the currency, currencies or currency unit or units in which such Debt Securities will be denominated and in which the principal of, premium, if any, and interest, if any, on, such Debt Securities will be payable; (xiv) whether, and the terms and conditions on which, the Company or a Holder may elect that, or the other circumstances under which, payment of principal of, premium, if any, or interest, if any, on, such Debt Securities is to be made in a currency or currencies or currency unit or units other than that in which such Debt Securities are denominated; (xv) any manner of determining the amount of principal of, premium, if any, or interest, if any, on, any such Debt Securities to be determined with reference to an index based on a currency or currency unit or units other than that in which such Debt Securities are stated to be payable or an index based on any other method; (xvi) whether such Debt Securities will be issued in fully registered form without coupons ("Registered Debt Securities") or in bearer form with or without coupons ("Bearer Debt Securities"), or any combination thereof, whether such Debt Securities will be issued in the form of one or more global securities (each a "Global Debt Security") and whether such Debt Securities are to be issuable in temporary global form or definitive global form; (xvii) if such Debt Securities are to be issued upon the exercise of warrants, the time, manner and place for such Debt Securities to be authenticated and delivered; (xviii) whether and under what circumstances the Company will pay additional amounts to any holder of such Debt Securities who is not a United States person (as defined below under "Temporary Global Securities") in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms the Company will have the option to redeem such Debt Securities rather than pay any additional amounts; and (xix) any other terms of any of such Debt Securities not inconsistent with the Indenture.

     Unless otherwise specified in the applicable Prospectus Supplement, (x) the Debt Securities will be Registered Debt Securities and (y) Debt Securities denominated in U.S. dollars will be issued, in the case of Registered Debt Securities, in denominations of $1,000 or an integral multiple thereof and, in the case of Bearer Debt Securities, in denominations of $5,000. Debt Securities may bear legends required by United States Federal tax law and regulations.

     If any of the Debt Securities are sold for any foreign currency or currency unit or if the principal of, premium, if any, or interest, if any, on, any of the Debt Securities is payable in any foreign currency or currency unit, the restrictions, elections, tax consequences, specific terms and other information with respect to such Debt Securities and such foreign currency or currency unit will be set forth in the Prospectus Supplement relating thereto.

CERTAIN COVENANTS OF THE COMPANY

  Certain Definitions Applicable to Covenants

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Applicable Percentage" means (i) 15%, if the aggregate principal amount of Debt Securities then Outstanding exceeds $100,000,000, (ii) 20%, if the aggregate principal amount of Debt Securities then Outstanding exceeds $50,000,000 but is less than or equal to $100,000,000 or (iii) 25%, if the aggregate principal amount of Debt Securities Outstanding is less than or equal to $50,000,000.

     "Attributable Debt" means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the lesser of (i) the fair value of the property subject to such lease (as determined in good faith by the chief financial or accounting officer of the Company) and (ii) the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the weighted average interest borne by the particular series of Debt Securities compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Consolidated Net Assets" means, with respect to any Person as of any date of determination, the total assets of such person and its Subsidiaries on a consolidated basis, less current liabilities of such Person and its Subsidiaries on a consolidated basis as of such date, all computed in accordance with generally accepted accounting principles.

     "Existing Mortgages" means, with respect to any series of Debt Securities, Mortgages on property or assets of the Company or any Subsidiary of the Company existing on, or provided for in agreements existing on, the Issue Date for such series.

     "Foreign Subsidiary" means a Subsidiary of the Company which is incorporated or organized in a jurisdiction outside the United States and any Subsidiary of such a Subsidiary.

     "Issue Date" means, with respect to any series of Debt Securities, the first date on which Debt Securities of such series are issued under this Indenture.

     "Non-Recourse Debt" means Debt or that portion of Debt (i) as to which neither the Company nor its Subsidiaries (other than a Non-Recourse Subsidiary)
(A) provide credit support (including any undertaking, agreement or instrument which would constitute Debt), (B) are directly or indirectly liable or (C) constitute the lender and (ii) in respect of which a default (including any rights which the holders thereof may have to take enforcement action against a Non-Recourse Subsidiary) would not permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or its Subsidiaries (including any Non-Recourse Subsidiary) to declare a default on such other Debt or cause a payment thereof to be accelerated or payable prior to its Stated Maturity.

     "Non-Recourse Subsidiary" means a Subsidiary of the Company which (i) has not acquired any assets (other than cash) directly or indirectly from the Company or any Subsidiary of the Company, (ii) only owns assets acquired after the Issue Date and on or prior to the date such entity becomes a Subsidiary of the Company and (iii) has no Debt other than Non-Recourse Debt.

     "Principal Property" means any real estate or warehouse owned or leased by the Company or any Restricted Subsidiary of the Company which is located within the United States of America and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Assets, other than (a) any property which in the opinion of the Board of Directors is not of material importance to the total business conducted by the Company as an entirety or (b) any portion of a particular property which is found by the Board of Directors not to be of material importance to the use or operation of such property.

     "Restricted Subsidiary" means a Subsidiary of the Company (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America and (b) which owns a Principal Property.

     "Subsidiary" of any specified corporation means (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by the specified corporation or by one or more of its Subsidiaries, or both or (ii) any other person (other than a corporation) in which the specified corporation or one or more of its Subsidiaries, or both, shall at the time, directly or indirectly, have greater than a 50% ownership interest.

  Restrictions on Secured Debt

     If the Company or any Restricted Subsidiary shall incur or guarantee any indebtedness for money borrowed ("Debt") secured by a mortgage, pledge or lien ("Mortgage") on any Principal Property of the Company or of any Restricted Subsidiary, or on any shares of stock or Debt of any Restricted Subsidiary, the Company will secure or cause such Restricted Subsidiary to secure the Debt Securities equally and ratably with (or, at the Company's option, prior to) such secured Debt, unless the aggregate amount of all such secured Debt would not exceed the Applicable Percentage of Consolidated Net Assets.

     The above restrictions will not apply to, and there will be excluded from secured Debt in any computation under such restrictions, Debt secured by (a) any Mortgage if an amount of cash equal to the net proceeds of the Debt secured by such Mortgage is used within 12 months of the creation, incurrence or assumption of such Mortgage to (i) acquire additional property or assets (or to make investments in persons who, after giving effect to such investments, will become Subsidiaries of the Company), (ii) retire debt which is pari passu with the Debt Securities (provided that in connection with any such retirement, any related loan commitment or the like shall be reduced in an amount equal to the principal amount so retired) or (iii) make an offer to purchase the Debt Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the date of purchase; (b) Existing Mortgages; (c) Mortgages on property or assets of any person existing at the time such person becomes a Restricted Subsidiary or merges into or consolidates with the Company or a Restricted Subsidiary; (d) Mortgages on property or assets or shares of stock or debt existing at the time of acquisition thereof by the Company or any Restricted Subsidiary; (e) Mortgages or property or assets or shares of stock or debt to secure the financing of the acquisition, construction, alteration or improvement of property or assets of the Company or any Restricted Subsidiary of the Company (or of persons who, after giving effect to such financing, will become Restricted Subsidiaries), provided that such Mortgages are created not later than 18 months after such acquisition or, in the case of construction, alteration or improvement of property or assets, the later of the completion thereof or the commencement of the commercial operation of such property or assets; (f) Mortgages in favor of the Company or any Restricted Subsidiary; (g) Mortgages in favor of or required by federal, state or local governmental authorities or political subdivisions thereof, including any department or instrumentality thereof, and any other Mortgages incurred or assumed in connection with the issuance of any industrial revenue or similar bonds; (h) Mortgages on property or assets of, or on any shares of stock or other equity interest in, a Foreign Subsidiary to secure Debt of a Foreign Subsidiary, or a Non-Recourse Subsidiary to secure Non-Recourse Debt; (i) Mortgages to secure Debt of joint ventures in which the Company or a Subsidiary of the Company has an interest, to the extent such Mortgages are on property or assets of or equity interests in such joint ventures; (j) Mortgages on current assets to secure Debt incurred for working capital purposes, provided that such Debt matures no later than 18 months from the date of incurrence; (k) Mortgages securing judgments or appeal bonds with respect to amounts being contested in good faith; and (l) any extension, renewal or replacement, as a whole or in part, of any Mortgage referred to in the foregoing clauses (a) to (k), provided, however, that (i) such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property or assets that secured the Mortgage being extended, renewed or replaced and (ii) the principal amount (or, if such Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration or maturity thereof, such lesser amount) of the Debt secured by such extended, renewed or replaced Mortgage does not exceed the principal amount (or, if such Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) of Debt which was secured by the Mortgage being extended, renewed or replaced (plus the premiums and reasonable expenses incurred in connection therewith).

  Restrictions on Sales and Leasebacks

     Neither the Company nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property (a "Sale and Leaseback Transaction") unless (a) the Company or such Restricted Subsidiary would, at the time of entering into the Sale and Leaseback Transaction, be entitled to incur Debt secured by a Mortgage on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such transaction without equally and ratably securing the Debt Securities as described under "Restrictions on Secured Debt" above; or (b) the proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property (the amount of such proceeds, if other than in cash, to be determined by the chief financial or accounting officer of the Company, whose determination shall be conclusive) and an amount in cash equal to the net proceeds are applied, within 12 months of the effective date of such transaction, to (i) acquire additional assets (or to make investments in entities which, after giving effect to such investment, will become Subsidiaries), (ii) retire Debt which is pari passu with the Debt Securities (provided that in connection with any such retirement, any related loan commitment or the like shall be reduced in an amount equal to the principal amount so retired) or (iii) offer to purchase the Debt Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the date of purchase; or (c) the lease in such Sale and Leaseback Transaction is for a period, including renewal rights, of not in excess of 36 months; or (d) the lease in such Sale and Leaseback Transaction is a lease of Principal Property entered into within 18 months from the acquisition of such Principal Property or the transaction by which the person owning such Principal Property became a Restricted Subsidiary, or in the case of the construction, alteration or improvement of Principal Property, the later of the completion of the construction, alteration or improvement of such Principal Property or the commencement of commercial operation of the Principal Property; or (e) such Sale and Leaseback Transaction is entered into between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

  Event Risk

     The Indenture does not contain provisions permitting the Holders of Debt Securities to require prepayment in the event of a change in the management or control of the Company or in the event the Company enters into one or more highly leveraged transactions, nor are any such events deemed to be Events of Default under the terms of the Indenture. Should the terms of any Note representing any Debt Securities contain such provisions, such provisions will be described in the applicable Prospectus Supplement.

  Limitation on Affiliate Transactions

     The Indenture will provide that neither the Company nor any of its Subsidiaries will sell, lease, transfer or otherwise dispose of any of its properties or assets to or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, an Affiliate of the Company (other than a Subsidiary) (an "Affiliate Transaction") having a value, or for consideration having a value, in excess of $20,000,000 individually or in the aggregate unless the Board of Directors of the Company shall determine that the terms of such Affiliate Transaction are no less favorable to the Company or such Subsidiary than those which might be obtained at the time of such Affiliate Transaction from persons who are not Affiliates. The restrictions of this "Limitation on Affiliate Transactions" covenant are not applicable to the payment of reasonable and customary fees to directors of the Company who are not employees, the payment of compensation to officers of the Company and any transaction between or among any of the Company and its Subsidiaries.

  Limitation on Merger, Consolidation and Certain Sales of Assets

     The Company will covenant that it will not merge into or consolidate with any other corporation, or convey or transfer its properties and assets substantially as an entirety, to, any person unless (a) the successor is a U.S. corporation, (b) the successor assumes on the same terms and conditions all the obligations under the Debt Securities and the Indenture and (c) immediately after giving effect to the transaction, there is no default under the Indenture. Upon any such merger, consolidation, conveyance or transfer, the successor will succeed to, and will be substituted in lieu of, the Company.

EXCHANGE, REGISTRATION AND TRANSFER

     Registered Debt Securities of any series will be exchangeable for other Registered Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. If Debt Securities of any series are issuable as both Registered Debt Securities and Bearer Debt Securities, the Bearer Debt Securities of such series (with all unmatured coupons, except as provided below, and all matured coupons in default) will be exchangeable for Registered Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If a Bearer Debt Security with coupons appertaining thereto is surrendered in exchange for a Registered Debt Security after a Regular Record Date or Special Record Date and before the relevant date for payment of interest, such Bearer Debt Security shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable on such date in respect of the Registered Debt Security issued in exchange for such Bearer Debt Security, but will be payable only to the holder of such coupon when due in accordance with the terms thereof and of the Indenture. Bearer Debt Securities will not be issued in exchange for Registered Debt Securities (unless otherwise specified in the applicable Prospectus Supplement and permitted by applicable rules and regulations). No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith.

     Debt Securities may be presented for exchange as provided above, and Registered Debt Securities (other than U.S. Book-Entry Debt Securities (as defined below under "Definitive Global Securities--U.S. Book-Entry Securities")) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any additional transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in the applicable Prospectus Supplement. The Chase Manhattan Bank, currently located at 450 W. 33rd Street, New York, New York 10001-2697, will be the initial Security Registrar under the Indenture. The Company may at any time designate, or rescind the designation of, the Security Registrar or any additional transfer agent or approve a change in the location through which the Security Registrar or any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Debt Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as both Registered Debt Securities and Bearer Debt Securities or solely as Bearer Debt Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside of the United States. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

     In the event of any redemption in part of any series of Debt Securities, the Company will not be required to: (i) issue, register the transfer of, or exchange, Debt Securities of any series during a period beginning at the opening of business 15 Business Days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (a) if Debt Securities of the series are issuable only as Registered Debt Securities, the day of mailing of the relevant notice of redemption and (b) if Debt Securities of the series are issuable as Bearer Debt Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Debt Securities and there is no publication, the day of mailing of the relevant notice of redemption; (ii) register the transfer of, or exchange, any Registered Debt Security selected for redemption, in whole or in part, except the unredeemed portion of any Registered Debt Security being redeemed in part; or (iii) exchange any Bearer Debt Security selected for redemption, except to exchange such Bearer Debt Security for a Registered Debt Security of that series and of like tenor which is simultaneously surrendered for redemption.

     For a discussion of restrictions on the exchange, registration and transfer of Global Debt Securities, see "Global Securities" below.

PAYMENT AND PAYING AGENTS

     Payment of principal of, premium, if any, and interest, if any, on, Registered Debt Securities will be made in the designated currency or currency unit at the office of such Paying Agent or Paying Agents as the Company may designate from time to time. At the option of the Company, payment of any interest on Registered Debt Securities may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. Payment of any installment of interest on any Registered Debt Security will be made to the person in whose name such Registered Debt Security is registered at the close of business on the Regular Record Date for such interest.

     Payment of principal of, premium, if any, and interest, if any, on, Bearer Debt Securities will be made in the designated currency unit at the offices of such Paying Agents outside the United States as the Company may designate (subject to any applicable laws) from time to time. On the applicable payment date therefor, payments of principal of, and premium, if any, on, Bearer Debt Securities will be made against surrender of such Debt Securities, and payment of interest on Bearer Debt Securities with coupons appertaining thereto on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. No payment with respect to any Bearer Debt Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of, premium, if any, and interest, if any, on, Bearer Debt Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

     Unless otherwise indicated in the applicable Prospectus Supplement, The Chase Manhattan Bank will be designated as the Company's Paying Agent for payments with respect to Debt Securities that are issuable solely as Registered Debt Securities and as the Company's Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to Debt Securities (subject to the limitations described above in the case of Bearer Debt Securities) that are issuable solely as Bearer Debt Securities or as both Registered Debt Securities and Bearer Debt Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Debt Securities of a series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable solely as Registered Debt Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as both Registered Debt Securities and Bearer Debt Securities or solely as Bearer Debt Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to any Registered Debt Securities of the series (and for payments with respect to Bearer Debt Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment (subject to any laws or regulations applicable thereto) located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on any stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in any required city located outside the United States for the Debt Securities of such series.

     All moneys deposited with the Trustee or a Paying Agent, or then held by the Company, in trust for the payment of principal of, and premium and interest, if any, on, any Debt Security or coupon that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company, or, if then held by the Company, discharged from such trust, and the holder of such Debt Security or coupon will thereafter look only to the Company for payment thereof.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part as one or more Global Debt Securities in either registered or bearer form and in either temporary or definitive form. The Global Debt Security or Securities of a series will be deposited with, or on behalf of, a depositary located in the United States (a "U.S. Depositary") or a common depositary located outside the United States (a "Common Depositary") identified in the Prospectus Supplement relating to such series for the benefit of Euro-clear and CEDEL (as defined below) for credit to the respective accounts of such beneficial owners of interests in such Debt Securities. All temporary or definitive Global Debt Securities in bearer form will be deposited with a Common Depositary.

     The specific terms of the depositary arrangement with respect to any Debt Securities of a series issued in global form will be described in the Prospectus Supplement relating to such series. If so specified in the Prospectus Supplement with respect to the Debt Securities of any series, for purposes other than making payments on a definitive Global Debt Security, the Company may treat a person having a beneficial interest in such definitive Global Debt Security as the holder of such principal amount of Outstanding Debt Securities represented by such definitive Global Debt Security as shall be specified in a written statement of the holder of such definitive Global Debt Security, or, in the case of a definitive Global Debt Security in bearer form, of Euro-clear or CEDEL (as defined below), which is delivered to the Trustee by such person. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Debt Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Company anticipates that the following provisions will apply to all depositary arrangements with a U.S. Depositary or Common Depositary.

TEMPORARY GLOBAL SECURITIES

     If so specified in the applicable Prospectus Supplement, all or any portion of the Debt Securities of a series that are issuable as Bearer Debt Securities initially will be represented by one or more temporary Global Debt Securities, without interest coupons, to be deposited with a Common Depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euro-clear System ("Euro-clear"), and CEDEL S.A. ("CEDEL") for credit to the respective accounts of the beneficial owners of such Debt Securities (or to such other accounts as they may direct). On or after the exchange date determined as provided in any such temporary Global Debt Security and described in the applicable Prospectus Supplement, each such temporary Global Debt Security will be exchangeable, in whole or from time to time in part, for definitive Debt Securities in bearer form, registered form, definitive global bearer form of any combination thereof, as specified in the applicable Prospectus Supplement. No Bearer Debt Security (including a Debt Security in definitive global bearer form) delivered in exchange for a portion of a temporary Global Debt Security will be mailed or otherwise delivered to any location in the United States in connection with such exchange.

     Unless otherwise specified in the applicable Prospectus Supplement, interest on any portion of a temporary Global Debt Security payable in respect of an Interest Payment Date occurring prior to the issuance of definitive Debt Securities will be paid to each of Euro-clear and CEDEL with respect to the portion of the temporary Global Debt Security held for its account upon delivery to the Trustee of a certificate signed by Euro-clear or CEDEL, as the case may be, in the form required by the Indenture dated no earlier than such Interest Payment Date, which certificate must be based on statements provided to it by its account holders who are beneficial owners of interests in such temporary Global Debt Security in the form set forth in the Indenture that such portion is not beneficially owned by a United States person, and has not been acquired by or on behalf of a United States person or for offer to resell or for resale to a United States person or any person inside the United States or, if a beneficial interest in such portion has been acquired by a United States person, (i) that such person is a financial institution, as defined in applicable regulations promulgated under the Internal Revenue Code of 1986, as amended (the "Code"), purchasing for its own account or has acquired such Debt Security through a financial institution and (ii) that such Debt Securities are held by a financial institution that has agreed in writing to comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder and that it did not purchase for offer to resell or for resale inside the United States. Each of Euro-clear and CEDEL will in such circumstances credit the interest received by it in respect of such temporary Global Debt Security to the accounts of the beneficial owners thereof (or to such other accounts as they may direct).

     As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

DEFINITIVE GLOBAL SECURITIES

  Bearer Securities

     If any Debt Securities of a series are issuable in definitive global bearer form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such definitive global Bearer Debt Security may exchange such interests for Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. No Bearer Debt Security delivered in exchange for a portion of a definitive Global Debt Security will be mailed or otherwise delivered to any location in the United States in connection with such exchange. Principal of, premium, if any, and interest, if any, on, a definitive global Bearer Debt Security will be payable in the manner described in the applicable Prospectus Supplement.

  U.S. Book-Entry Securities

     If Debt Securities of a series are to be represented by a definitive global Registered Debt Security to be deposited with or on behalf of a U.S. Depositary, such Debt Securities ("U.S. Book-Entry Debt Securities") will be represented by a definitive Global Debt Security registered in the name of the U.S. Depositary or its nominee. Upon the issuance of a definitive Global Debt Security registered in the name of the U.S. Depositary, the U.S. Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the U.S. Book-Entry Debt Securities represented by such Global Debt Security to the accounts of institutions that have accounts with such depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents for the sale of such U.S. Book-Entry Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of U.S. Book-Entry Debt Securities will be limited to participants or persons that may hold interests through participants. Ownership of U.S. Book-Entry Debt Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the U.S. Depositary or its nominee for the applicable definitive Global Debt Security or by participants or persons that hold through participants. So long as the U.S. Depositary, or its nominee, is the registered owner of such global Debt Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the U.S. Book-Entry Debt Securities represented by such Global Debt Security for all purposes under the Indenture. Payment of principal of, and premium and interest, if any, on, U.S. Book-Entry Debt Securities will be made to the U.S. Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Debt Security representing such U.S. Book-Entry Debt Securities. Owners of U.S. Book-Entry Debt Securities will not be entitled to have such Debt Securities registered in their names in the Security Register, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws impair the ability to purchase or transfer U.S. Book-Entry Debt Securities.

     The Company expects that the U.S. Depositary for U.S. Book-Entry Debt Securities of a series, upon receipt of any payment of principal of, premium, if any, or interest, if any, on, the related definitive Global Debt Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Debt Security as shown on the records of such U.S. Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Debt Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

SATISFACTION AND DISCHARGE OF INDENTURE

     The Company may terminate as to a series all of its obligations under the Debt Securities and the Indenture either upon delivery for cancellation to the Trustee of all the Debt Securities of the series or (a)(i) within one year of maturity or redemption of the series or (ii) at any time if the Holders will not recognize income, gain or loss for Federal income tax purposes, (b) upon deposit with the Trustee of funds or

U.S. Government Obligations (as defined in the Indenture) sufficient for payment of principal of and interest on, or redemption of, the series and (c) upon delivery to the Trustee of an officers' certificate and opinion of counsel stating that all conditions precedent to discharge have been satisfied.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The Indenture provides that, if an Event of Default specified therein with respect to any series of Debt Securities occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of such series, or in the case of certain Events of Default specified in clauses (v) and (vi) below, of all series (voting as a class), may declare the principal (and premium, if any) of all the Debt Securities of such series, together with accrued interest thereon, if any, to be immediately due and payable by notice in writing to the Company (and to the Trustee if given by the holders).

     Events of Default in respect of any series are defined in the Indenture as being (i) default for 30 days in payment of any interest installment when due;
(ii) default in payment of principal of, or premium, if any, on any of the Debt Securities of such series when due (other than any sinking fund payments) at their stated maturity, by declaration, when called for redemption or otherwise;
(iii) default for 30 days in the making of any sinking fund payment when due;
(iv) default for 60 days after notice to the Company by the Trustee or by holders of 25% in aggregate principal amount of the outstanding Debt Securities of such series in the performance of any covenant in the Debt Securities of such series or in the Indenture or any supplemental indenture with respect to Debt Securities of such series; (v) acceleration of in excess of an aggregate of $20,000,000 of indebtedness for borrowed money of the Company or any Subsidiary (other than Non-Recourse Debt of a Non-Recourse Subsidiary) under the terms of the instrument under which such indebtedness is or may be outstanding if such acceleration is not rescinded or annulled within 10 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Debt Securities then outstanding has been received; (vi) a final judgment for the payment of $20,000,000 or more rendered against the Company or any Subsidiary in any court of competent jurisdiction and not fully covered by insurance or not discharged or stayed within 90 days after the date all rights to appeal have expired or been extinguished; (vii) certain events of bankruptcy, insolvency and reorganization; and (viii) any other Event of Default provided with respect to Debt Securities of such series. No Event of Default with respect to a single series of indebtedness issued under the Indenture (or any supplemental indenture) necessarily constitutes an Event of Default with respect to any other series of indebtedness issued thereunder.

     The Indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of such series notice of all uncured and unwaived defaults known to it, provided that, except in the case of default in the payment of principal of, or premium or interest, if any, on, or a sinking fund installment, if any, with respect to any of the Debt Securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the Debt Securities of such series; provided further that in the case of a default due to the failure to observe or comply with any covenant of the Indenture, no such notice to holders shall be given until at least 30 days after the occurrence of such default. The term "default" for the purpose of this provision only means the happening of any of the Events of Default specified above, except that any grace period or notice requirement is eliminated.

     The Indenture contains provisions entitling the Trustee, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified by the holders of the Debt Securities before proceeding to exercise any right or power under the Indenture at the request of holders of the Debt Securities.

     The Indenture provides that the holders of a majority in principal amount of the outstanding Debt Securities of any series may in certain circumstances direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series.

     The Indenture includes a covenant that the Company will file annually with the Trustee an Officers' Certificate stating whether any default exists and specifying any default that exists.

     In certain cases, the holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of such series waive any past default or Event of Default with respect to the Debt Securities of such series or compliance with certain provisions of the Indenture, except (i) a default not theretofore cured in payment of the principal of, premium, if any, or interest, if any, on any of the Debt Securities of such series; or (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Debt Security of a series affected. The holders of a majority in principal amount of a series of outstanding Debt Securities also have certain rights to rescind any declaration of acceleration with respect to such series after all Events of Default with respect to such series not arising from such declaration shall have been cured.

MODIFICATION OF THE INDENTURE

     The Indenture provides that the Company and the Trustee thereunder may, without the consent of any holders of Debt Securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional Events of Default, establishing the form or terms of any series of Debt Securities issued under such supplemental indentures or curing ambiguities or inconsistencies in the Indenture or making other provisions, provided such other provisions shall not adversely affect the interests of the holders of any series of outstanding Debt Securities in any material respect.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Debt Securities of all affected series (acting as one class), to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of the Debt Securities of such series, except that no such supplemental indenture may, without the consent of the holders of all the outstanding Debt Securities affected thereby, among other things: (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security; (ii) reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of, any Debt Security; (iii) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof; (iv) change any Place of Payment where, or the currency, currencies or currency unit or units in which, any Debt Security or any premium or interest thereon is payable; (v) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); (vi) affect adversely the terms, if any, of conversion of any Debt Security into stock or other securities of the Company or of any other corporation; (vii) reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (viii) change any obligation of the Company, with respect to outstanding Debt Securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series; (ix) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding Debt Securities the consent of the holders of which is required, or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding Debt Securities of such series, or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby.

WAIVER OF CERTAIN COVENANTS

     The Indenture provides that the Company may omit to comply with certain restrictive covenants described above under "Certain Covenants of the Company" if the holders of not less than a majority in principal amount of all series of outstanding Debt Securities affected thereby (acting as one class) waive compliance with such restrictive covenants.

NOTICES

     Except as otherwise provided in the Indenture, notices to holders of Bearer Debt Securities will be given by publication at least once in a daily newspaper in The City of New York and in London and in such other city or cities as may be specified in such Bearer Debt Securities and will be mailed to such persons whose names and addresses were previously filed with the Trustee, within the time prescribed for the giving of such notice. Notices to holders of Registered Debt Securities will be given by first-class mail or by overnight courier to the addresses of such holders as they appear in the Security Register.

TITLE

     Title to any Bearer Debt Securities and any coupons appertaining thereto will pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the holder of any Bearer Debt Security or related coupon and, prior to due presentment for registration of transfer, the registered owner of any Registered Debt Security (including Registered Debt Securities in global registered form), as the owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment of principal (and premium, if any) and interest and for all other purposes.

REPLACEMENT OF SECURITIES COUPONS

     Any mutilated Debt Security and any Debt Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the holder upon surrender of such mutilated Debt Security or Debt Security with a mutilated coupon to the Security Registrar. Debt Securities or coupons that become destroyed, stolen or lost will be replaced by the Company at the expense of the holder upon delivery to the Security Registrar of evidence of the destruction, loss or theft thereto satisfactory to the Company and the Security Registrar; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced (upon surrender to the Security Registrar of the Debt Security with all appurtenant coupons not destroyed, stolen or lost) by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon, an indemnity satisfactory to the Security Registrar and the Company may be required at the expense of the holder of such Debt Security or coupon before a replacement Debt Security will be issued; provided that if such new Debt Security is a Bearer Debt Security, such Debt Security shall be delivered only outside the United States.

GOVERNING LAW

     The Indenture, the Debt Securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

CONCERNING THE TRUSTEE

     The Company may from time to time maintain lines of credit, and have other customary banking relationships, with The Chase Manhattan Bank, the Trustee under the Indenture, or with its affiliates. The Chase Manhattan Bank also serves as the indenture trustee with respect to the Company's 9 1/2% Senior Subordinated Notes due 2002.

                              PLAN OF DISTRIBUTION

     The Company may sell all or part of the Debt Securities from time to time on terms determined at the time such Debt Securities are offered for sale. The Securities may be sold (i) through underwriters or dealers; (ii) through agents;
(iii) directly to one or more purchasers; or (iv) through a combination of any such methods of sale. The Prospectus Supplement relating to the particular series of the Debt Securities offered thereby will set forth the terms of the offering of such series of the Debt Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Debt Securities, the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or sales agent's commissions or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Debt Securities of such series may be listed.

     The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The Debt Securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related Prospectus Supplement, the obligations of the underwriters to purchase Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Debt Securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. In the case of a sale to a dealer, the Company will provide a Prospectus Supplement stating the name of such dealer, the amount of Debt Securities purchased and the price paid.

     Offers to purchase Debt Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named in, and any commissions payable by the Company to such agent will be set forth in, a Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis.

     Agents and underwriters may from time to time purchase and sell Debt Securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the Debt Securities or liquidity in the secondary market if one develops. From time to time, agents and underwriters may make a market in the Debt Securities.

     Dealers, underwriters or agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act. Such dealers, underwriters or agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

     The place and time of delivery for the Debt Securities in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

                                 LEGAL OPINIONS

     The validity of the Notes will be passed upon for Manor Care by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York, and for the Agents by Simpson Thacher & Bartlett (a partnership which includes professional corporations) New York, New York.

                                    EXPERTS

     The consolidated financial statements and schedules of Manor Care, Inc. and subsidiaries incorporated by reference in this Prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

          ------------------------------------------------------
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          ------------------------------------------------------
             ------------------------------------------------------

          ------------------------------------------------------
             ------------------------------------------------------
          ------------------------------------------------------
I,2          ------------------------------------------------------

     No dealer, salesperson or any
other person has been authorized to
give any information or to make any
representations, other than those
contained or incorporated by
reference in this Prospectus
Supplement (including the
                              accompanying Pricing
                               Supple$250,000,000
ment) or the Prospectus in
connection with the offer made by
this Prospectus Supplement and the
Prospectus and, if given or made,
                                such information
                                            MANOR CARE,
or representations must not be
relied upon as having been
authorized by the Company or any
                                  Agent. INC.
Neither the delivery of this
Prospectus Supplement (including the
Pricing Supplement) and the
Prospectus nor any sale made
hereunder and thereunder shall under
any circumstances create an
implication that there has been no
change in the affairs of the Company
                          since the date hereof. This
                                                MEDIUM -TERM NOTES, SERIES A
Prospectus Supplement (including the
Pricing Supplement) and the
Prospectus do not constitute an
offer or a solicitation by anyone in
any jurisdiction in which such offer
or solicitation is not authorized or
in which the person making such
                                    offer or
                                    solicita

         -----------------------------------------------------------------------
tion is not qualified to do so or to
                                 any person to
                                                   PROSPECTUS SUPPLEMENT
whom it is unlawful to make such
                                    offer or
                                                     NOVEMBER 22, 1996
solicitation.
--------------------------------------------------------------

         -----------------------------------------------------------------------

         TABLE OF CONTENTS

                                        Page
                                       ------
         PROSPECTUS SUPPLEMENT
Use of Proceeds........................    S-3
Description of Notes...................    S-3
Foreign Currency Risks.................   S-25
Certain United States Federal Income
  Tax Consequences.....................   S-27
Supplemental Plan of Distribution......   S-35
Legal Matters..........................   S-35
              PROSPECTUS

                                                      LEHMAN BROTHERS

Available Information..................      2
Incorporation of Certain Documents by

                                                   CHASE SECURITIES INC.

  Reference............................      2
The Company............................      3

                                                  DEUTSCHE MORGAN GRENFELL

Use of Proceeds........................      3
Ratio of Earnings to Fixed Charges.....      4

                                                  DILLON, READ & CO. INC.

Description of Debt Securities.........      4
Plan of Distribution...................     15

                                                    NATIONSBANC CAPITAL

Legal Opinions.........................     16
Experts................................     16

                                                       MARKETS, INC.

             ------------------